Exhibit 99.2

Prepared for i-80 Gold Corp.

i-80 GOLD CORP

https://www.i-80gold.com

5000 L
3000 L

Wayne Zone
North end of the pit

Prepared by

GeoGlobal™
Geoscience. Mineral Exploration. Mining.
https://geoglobal/co

i

S-K 1300 Technical Report Summary on the Mineral Resource Estimates for the Lone Tree Deposit, Nevada Prepared for i-80 Gold Corp. https://www.i-80gold.com Prepared by Abani R. Samal, RM-SME Brian Arthur, RM-SME Paul Gates, PE Effective Date: December 31, 2024 Publication date: March 24, 2025

Lone Tree Property Battle Mountain, Nevada, U.S.A. NI 43-101 Technical Report October 20, 2021

NOTES ON FORWARD-LOOKING INFORMATION

This Technical Report Summary (TRS) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (and the equivalent under Canadian securities laws), which are intended to be covered by the safe harbor created by such sections. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include, without limitation, statements regarding i-80 ’s expectation for its mines and any related development or expansions, including estimated cash flows, production, revenue, costs, taxes, capital, rates of return, mine plans, material mined and processed, recoveries and grade, future mineralization, future adjustments and sensitivities and other statements that are not historical facts. Other forward-looking statements in this Report may involve, without limitation, the following

●	Assumed commodity prices and exchange rates

●	Proposed mining and process production plan

●	Projected mining and process recovery rates

●	Sustaining capital costs and proposed operating costs

●	Assumptions as to dewatering processes

●	Assumptions about environmental, permitting, and social risks

For a more detailed discussion of such risks and other factors, see the latest Annual Information Form and Consolidated Financial Statements, available on the i-80 website. i-80 does not undertake any obligation to release publicly, revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

T A B L E O F C O N T E N T S

1. SUMMARY	8
1.1 Mineral Resource Estimates	8
1.2 Location of the Lone Tree Mine	8
1.3 Site Infrastructure	9
1.4 Land Tenure and Ownership	10
1.5 Geology and Mineralization	11
1.6 On-site Verification of Data and Information	12
1.7 Historical Summary of the Deposit	12

2. INTRODUCTION	13
2.1 Terms of Reference and Purpose of this Report	14
2.2 Qualified Persons and Firms Engaged in this Project	14
2.2.1 GeoGlobal LLC	14
2.2.2 Dr. Abani R. Samal – Project Manager & Principal Geologist	15
2.2.3 Mr. Brian Arthur – Principal Metallurgist	15
2.2.4 Mr. Paul Gates – Principal Mining Engineer	16
2.2.5 Responsibilities of the Qualified Persons	16
2.3 Scope of this Project	16
2.4 Units of Measure	18
2.4.1 Coordinate Reference System (CRS) Used in the Maps:	18
2.4.2 Conversion Factors Used	18
2.5 Definitions	18

3. PROPERTY DESCRIPTION	19
3.1 Location of the Project	19
3.2 Land Status	19

4. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	21
4.1 Climate	21
4.2 Physiography	22
4.3 Vegetation	22
4.4 Site Infrastructure	22
4.4.1 Water Wells:	22
4.4.2 Electric Power	23
4.4.3 Mineral Processing & Metallurgy Facilities	23
4.4.4 Laboratory Facilities:	25

5. HISTORY	26
5.1 Historical Summary of the District	26

6. GEOLOGICAL SETTING, MINERALIZATION & DEPOSIT	26
6.1 Regional Geology	26
6.2 Deposit Geology and Mineralization	29
6.3 Controls of Mineralization	32
6.4 Alteration	35
6.5 Gold Mineralogy	35
6.6 Deposit Type	35

7. EXPLORATION	36
7.1 Exploration History	36
7.1.1 Drilling and Sampling	37
7.1.2 Recent Exploration Drilling	37
7.1.3 Rotary Drilling	39
7.1.4 Reverse Circulation Drilling	40
7.1.5 Core Drilling	41
7.2 Collar Surveys/Locations	43

7.3 Down-Hole Surveys	43
7.4 Opinion of the Qualified Person	44

8. SAMPLE PREPARATION, SECURITY, AND ANALYSES	44
8.1 Sampling	44
8.2 Sample Preparation and Analysis	44
8.3 Data Security	45
8.4 QA/QC Procedures	45
8.4.1 Standards	46
8.4.2 Blanks	46
8.4.3 Check Samples	46
8.5 Opinion of the Qualified Person	46

9. DATA VERIFICATION	46
9.1 On-site Verification of Data and Information	46
9.2 Review of the QA/QC procedure	51
9.2.1 Re-assay of pulps and drill cores	51
9.2.2 Database Review	53
9.3 Opinion of the Qualified Person	54

10. MINERAL PROCESSING AND METALLURGICAL TESTING	54
10.1 Opinion of the Qualified Person	55

11. MINERAL RESOURCE ESTIMATES	56
11.1 Datasets	56
11.1.1 Drill Holes	56
11.1.2 Other Data Sets	56
11.2 Geological Interpretation and Lithological Models	58
11.3 Lithology Model	60
11.4 Exploratory Data Analysis and Compositing	60
11.4.1 Compositing	61
11.4.2 Statistical Analyses of Composited Data	61
11.4.3 Contact Plots	64
11.5 Geological Domains	66
11.6 Variogram Analysis	66
11.7 Density /Tonnage Factor Model	68
11.8 Grade Interpolation	69
11.9 Resource Classification	71
11.10 Criteria for Reasonable Prospect for Economic Extraction	71
11.10.1 Inferred blocks	72
11.10.2 Indicated blocks	73
11.10.3 Inventory of Mineral Resources	73
11.11 Model Validation	75
11.11.1 Cross Sections	75
11.11.2 Statistical Validation	76
11.12 Tabulation of Estimated Resources	83
11.13 Opinion of the Qualified Person	83

12. MINERAL RESERVE ESTIMATES	83

13. MINING METHODS	84

14. PROCESSING AND RECOVERY METHODS	84
14.1 Heap Leach	85
14.2 Oxide Milling	85
14.3 Flotation	86
14.4 Autoclaving	86
14.5 Process Operating Costs	87
14.5.1 Oxide Leach Cost Factors	88
14.5.2 Oxide Mill Cost	88

14.5.3 Flotation Cost updated with PPI factors	88
14.5.4 Acidic Autoclave	88
14.6 Model Estimate	89
14.7 Opinion of the Qualified Person	89

15. PROJECT INFRASTRUCTURE	89

16. MARKETING STUDIES AND CONTRACTS	89

17. ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT	89
17.1 Environmental Liabilities	89
17.2 Dewatering	90
17.3 Current Permits	90

18. CAPITAL AND OPERATING COSTS	91

19. ECONOMIC ANALYSIS	91

20. ADJACENT PROPERTIES	91

21. OTHER RELEVANT DATA AND INFORMATION	94

22. TECHNICAL REPORT INTERPRETATION AND CONCLUSIONS	94

23. RECOMMENDATIONS	94
23.1 Resource Model update	94
23.2 Risk Analyses in Resource Eestimates	94
23.3 Future Exploration	94
23.4 Geometallurgical Study	95

24. REFERENCES	96

25. RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT	99

26. QUALIFIED PERSONS CERTIFICATES	100

27. APPENDIX A:DETAILS OF THE LAND CLAIMS OF THE LONE TREE PROJECT	104

28. APPENDIX B:VARIOGRAM MAPS	114

29. APPENDIX C:VARIOGRAM MODELS	119

T A B L E S

Table 1-1:Estimated Mineral Resources at 0.62 g/t Au Cut-off Grade	8
Table 2-1:QPs and Responsibilities for the Contents of the Report	16
Table 3-1:The Area of the Lone Tree Claims	19
Table 7-1:Summary of Drilling by Hole Type	37
Table 9-1:Details of the Samples Selected for Re-assay	51
Table 9-2:Descriptions of the CRMs Used	52
Table 10-1:Recoveries and Material Types or Lone Tree	55
Table 11-1:Block Model Geometry	60
Table 11-2:The Lithology Codes Used in the Block Model	60
Table 11-3:General Statistical Characteristics of the Gold (AuFA, opt)	62
Table 11-4:Variogram Parameters of AuFA	68
Table 11-5:Tonnage Factor by Geologic Unit (ft3/ton)	68
Table 11-6:Interpolation Parameters Used for Estimation of Gold Grades	70
Table 11-7:Optimum Pit Criteria Applied to Resource Estimate	72
Table 11-8:Inventory of Mineral Resources Within $2,175 Pit Shell	74
Table 11-9:Comparison of Gold Grades for Composite Data by Lithologic Unit	80
Table 11-10: Estimated Mineral Resources at 0.62 g/T Cut-off Grade	83

Table 14-1:Suggested operating Costs for Lone Tree Ores	88
Table 20-1:Mineral Resources for Nearby Properties	92
Table 27-1:Lone Tree Unpatented Claims, Claimant: Goldcorp Dee LLC	104
Table 27-2:Claimant: VEK/ANDRUS ASSOCIATES & Goldcorp Dee LLC	108
Table 27-3:Claimant: Larie K. Richardson, Lessee: Goldcorp Dee LLC	109
Table 27-4:Lone Tree Brooks Project, Claimant: Goldcorp Dee LLC	111
Table 27-5:Lone Tree Buffalo Mountain Project, Claimant: Goldcorp Dee LLC	112
Table 27-6:Lone Tree Patented Lands	113

F I G U R E S

Figure 1-1:Location of the Lone Tree Gold Deposit	9
Figure 1-2:The Location of Lone Tree Deposit and Infrastructure	10
Figure 1-3:The Property Boundary for the Lone Tree Deposit Project	11
Figure 1-4:The Mineralized Zone of the Lone Tree Deposit.	12
Figure 2-1:The Property Boundary of the Lone Tree Project	13
Figure 3-1:Location of Lone Tree Property and Land Position	20
Figure 4-1:Location and Accessibility of the Lone Tree Mining Project	21
Figure 4-2:Autoclave Agitator Access Ports	24
Figure 4-3:Pulverizing and Preparation Stations	24
Figure 4-4:The LECO Facility	25
Figure 4-5:ICP Laboratory Facility at Lone Tree	25
Figure 6-1:Location of the Lone Tree Mine Relative to Major Mineral Trends in Nevada	27
Figure 6-2:Location of Lone Tree Deposit in the Battle Mountain Mining District	28
Figure 6-3:General Stratigraphic Sequence of Lone Tree	30
Figure 6-4:Local Geology of Lone Tree Deposit and Controls of MIneralizaton	31
Figure 6-5:Diagrammatic Model of Geology of Distal-Disseminated Ag-Au Deposit	36
Figure 7-1:Location of Selected 1840 Drill Holes for Resource Estimation	38
Figure 7-2:Exploration Drill Hole LTE-20001 (Source: NGM)	39
Figure 9-1:Location of LTE-20001 on the West Side of the Lone Tree Pit	47
Figure 9-2:Location Tag of an Exploration Drill Hole in Sequoia Zone	48
Figure 9-3:An Example of a Mineralized Core Stored in a Core Box	49
Figure 9-4:Half Core of LTE-20001 from 2544 ft to 2549 ft with 1.215 ppm Gold Grade	49
Figure 9-5:The Chip Samples from the Upper Portion of the Hole (LTE-20001)	50
Figure 9-6:The Pulps Preserved in a Storage Area of i-80	50
Figure 9-7:Comparison of the Re-assayed Analytical Results with the Original Data	52
Figure 9-8:The Relationship Between the % Differences Original Au Assay Data	53
Figure 11-1:Location of the Drill Holes at the Lone Tree Project	57
Figure 11-2:The Geological Codes Used In Creating Solid Model	58
Figure 11-3:A Vertical Cross Section at 28000N (Looking North)	59
Figure 11-4:A Vertical Cross Section with Rock-type Models (27300N)	59
Figure 11-5:The Lithology Block Model (28000 N, Looking North)	60
Figure 11-6:Histogram of Drill Hole Assay Lengths	61
Figure 11-7:Comparison of Data Statistics of All Lithology Types	62
Figure 11-8:Comparison of Sample Means and Confidence Intervals	63
Figure 11-9:Histograms of Gold Assay Values (AuFA) by Lithology	63
Figure 11-10:Cumulative Frequency Plots of Gold Composites (AuFA)	64
Figure 11-11:Contact Plot of AuFA for the Boundary Between Qal and Phv	65
Figure 11-12:Contact Plot of AuFA for the Boundary Between Phv and Pem	65
Figure 11-13:Contact Plot of AuFA for the Boundary Between Pem and Pb	65

Figure 11-14:Contact Plot of AuFA for the Boundary Between Pb and Ova	66
Figure 11-15:Steps Followed in Variogram Analysis	66
Figure 11-16:Blocks Below the Current Pit Used for the Optimized Pit shell	71
Figure 11-17:The Blocks Classified as Indicated and Inferred Category Resources	73
Figure 11-18:The Grade Tonnage Curve of Indicated Category Resources	74
Figure 11-19:The Grade Tonnage Curve of Inferred Category Resources	75
Figure 11-20:Estimate Blocks with Assay Data Within the $2,175 Pit Shell	75
Figure 11-21:Histogram of Holes Used for Estimating Indicated and Inferred Blocks	76
Figure 11-22:Histogram of the Holes Used for Estimating Indicated and Inferred Blocks	77
Figure 11-23:Number of Composites Used to Estimate Blocks with Gold Grade	77
Figure 11-24:Number of Composites Used to Estimate Blocks	78
Figure 11-25 Average Distance of Samples From Block Centers	78
Figure 11-26:Minimum Distance of Composites From Blocks	79
Figure 11-27:Comparison of Composites and Block Grade Estimates in the Ova	80
Figure 11-28:Comparison of Composites and Block Grade Estimates in the Pb	81
Figure 11-29:Comparison of Composites and Block Grade Estimates in the Pem	81
Figure 11-30:Comparison of Composites and Block Grade Estimates in the Phv	82
Figure 11-31:Comparison of Composites and Block Grade Estimates in the Qal	82
Figure 20-1:Mineral Deposits Adjacent to Lone Tree	93
Figure 23-1:A Vertical Cross Section (Looking East) Along East 83700 North-South	95
Figure 28-1:Variogram map of AuFA in Qal	114
Figure 28-2:Variogram Map of AuFA in Phv	115
Figure 28-3:Variogram Map of AuFA in Pem	116
Figure 28-4:Variogram Map of AuFA in Pb	117
Figure 28-5:Variogram Map of AuFA in Ova	118
Figure 29-1:Variogram Model of Lithology code 1 (Qal)	119
Figure 29-2:Variogram Model of Lithology Code 2 (Phv)	120
Figure 29-3:Variogram Model of Lithology Code 3 (Pem)	121
Figure 29-4:Variogram Model of Lithology Code 4 (Pb)	122
Figure 29-5:Variogram Modle of Lithology Code 5 (Ova)	123

1.	SUMMARY

The acquisition of the Lone Tree Property from Nevada Gold Mines (NGM) in 2021 provided i-80 access to processing infrastructure including an autoclave, CIL (carbon-in-leach) mill, a flotation plant, and a heap leach facility complete with an assay lab, and gold refinery. In addition to processing facilities, the land package includes the Lone Tree Mine, the Buffalo Mountain deposit, and the Brooks open pit mine, which are currently on care and maintenance. During this acquisition, independent verification of the quantity of mineral resources at Lone Tree was conducted by GeoGlobal using the available drill hole data and information shared by NGM at that time. A technical report was produced as per the NI 43-101 guidelines and published in October 2021. The acquisition of the Lone Tree mine (along with the processing facilities mentioned above) was completed after the publication of this report. Since then the market conditions have also changed, and there has been an increase in the percentage of shareholders in the United States and the requirement to file an S-K 1300 Technical Report.

GeoGlobal was engaged by i-80 to review the resource estimates and update them as required based on current market conditions and produce this report conforming to the United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary (TRS).

The effective date of published mineral resources is December 31, 2024.

1.1	Mineral Resource Estimates

The in-situ Lone Tree mineral deposit hosts substantial gold mineral resources as shown below. The summary of estimated resources at the end of the fiscal year ended December 31, 2024, is shown in Table 1-1. These mineral resources are estimated using a gold price of $2,175/oz Au and an open-pit cut-off grade of 0.62 g/T Au. More details about the estimated mineral resources are presented in section 11.12. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

Table 1-1: Estimated Mineral Resources at 0.62 g/t Au Cut-off Grade

	Million Tonnes (MT)	Au (g/T)	Au (K ozs)
Indicated Mineral Resources	7.69	1.73	428
Inferred Mineral Resources	52.94	1.64	2,789

Resource expansion potential exists down-plunge of the main Lone Tree deposit and in the unmined Sequoia zone where previous drilling returned multiple wide, high-grade, intercepts.

1.2	Location of the Lone Tree Mine

The Lone Tree mine project is approximately 30 miles east of Winnemucca, Nevada, and 20 miles northwest of Battle Mountain, Nevada at 40° 50’ 19” N, 117° 12’ 37” W. The land package includes the process area, the Lone Tree Pit, and the Buffalo

Mountain Property. The mine office is accessible from Interstate 80 by a paved highway (Figure 1-1).

Figure 1-1: Location of the Lone Tree Gold Deposit

1.3	Site Infrastructure

The Lone Tree site has an employee parking lot with secure access to the administration building and a security gate for vehicles entering the mine property. The site has many buildings on the property. Processing infrastructure at Lone Tree includes an autoclave, carbon-in-leach mill, flotation mill, and heap leach facility. The list of processing facilities includes the following:

●	Lone Tree Autoclave, which processes higher-grade refractory ore.

●	Lone Tree Flotation Plant, which processes lower-grade refractory ore.

●	Lone Tree Leach pad (Phases 1-4, Figure 1-2), which treats oxide ore in a cyanide heap-leach process.

●	Lone Tree Leach pad (Phase 5, Figure 1-2), which treats oxide ore in a cyanide heap-leach process.

●	Lone Tree Leach pad (Phase 6, Figure 1-2), which treats oxide ore in a cyanide heap-leach process.

The autoclave and flotation mill, which are currently in care and maintenance.

Details of the site infrastructure are provided in section 4.4.

Figure 1-2: The Location of Lone Tree Deposit and Infrastructure

1.4	Land Tenure and Ownership

Figure 1-3 shows the property boundary of the Lone Tree project. It is significant to note that the land package includes the process area, the Lone Tree Pit and Buffalo Mountain exploration project.

The Lone Tree Properties include interests in fee lands, mineral rights in fee lands, patented mining claims, and unpatented mining claims which are leased or owned by i-80 as of the effective date of this report. All interests were acquired from Nevada Gold Mines and a full description of land and interests is shown in Figure 3-1. Details of all claims are provided in Appendix A. These properties are identified as part of the Lone Tree Mine Plan of Operations (PoO) in Sections 11, 12, 13 and 14. More details are available in Section 4.

Figure 1-3: The Property Boundary for the Lone Tree Deposit Project

1.5	Geology and Mineralization

Mineralization is structurally controlled within three Paleozoic rock sequences at the Lone Tree deposit. The oldest of these three is the Valmy Formation which is unconformably overlain by rocks of the Pennsylvanian Antler Sequence of the Battle and Edna Mountain Formations. The Pennsylvanian-Permian Havallah sequence rocks were thrust over the Antler Sequence rocks in the mine area. The Havallah Sequence is dominated by siltstones, chert and basalts with lesser sandstones and conglomerates. Amongst the three mineralized Paleozoic sequences, Antler Sequence rocks appear to have been preferentially mineralized within the structural zones.

Out of three principal mineralized zones, the Wayne Zone, the Sequoia Zone, and the Antler High Zone, the Wayne Zone is the most preferred zone with a higher amount of mineralized material. The main structural component of the Wayne zone (Figure 1-4) is the north-south trending Powerline Fault, shown in Figure 1-4. While the pit bottom is currently underwater, the footwall of the Powerline fault appears to be exposed on the east wall of the Lone Tree mine.

Figure 1-4: The Mineralized Zone of the Lone Tree Deposit.

1.6	On-site Verification of Data and Information

As part of the S-K 1300 report work, Mr. Brian Arthur and Dr. Abani Samal visited the site on Wednesday, August 28th, and Thursday, August 29th, 2024. Dr. Abani Samal also completed a site visit on July 7th and 8th, 2021, as part of the 2021 NI 43-101 report. During the site visit, the following tasks were completed.

●	Field review of the general geology of the deposit.

●	Physical verification of selected drill hole intercepts.

●	Verification of available core, logging, and cutting facilities at the new Lone Tree storage facility.

●	A visit to the leach pads and the mill facilities.

●	Detailed discussions with site personnel were held.

●	A visit to the on-site laboratory facilities.

The locations of selected holes were completed in 2021 and have not changed.

1.7	Historical Summary of the Deposit

In the early days, the Lone Tree Hill area was explored for copper. Cordex discovered the southern extension of the Lone Tree gold deposit in 1988, which was referred to as the Stonehouse deposit at the time. Santa Fe Pacific Gold discovered the main part of the Lone Tree deposit in the pediment on the west flank of the hill in 1989 and acquired the Stonehouse portion of the deposit. Santa Fe Pacific Gold began producing gold from the site in 1991. Newmont acquired the deposit from Santa Fe Pacific Gold through a merger and continued operations in 1997. Newmont completed mining operations in 2006.

Reclamation activities began in 2007 and residual leaching continues into the present. In July 2019, the non-operating Lone Tree project became part of Nevada Gold Mines, a joint venture between Barrick and Newmont.

In 2021, i-80 Gold acquired the Lone Tree mine along with the processing facilities including an autoclave, CIL (carbon-in-leach) mill, a flotation plant, an assay lab and a heap leach facility. Gold is still being recovered from the leach pad.

2.	INTRODUCTION

The Lone Tree Property was acquired on October 14, 2021, by i-80 Gold Corp (i-80) from Nevada Gold Mines (NGM). This acquisition provided i-80 with important processing infrastructure including an autoclave, a flotation mill, CIL (carbon-in-leach) mill, and a heap leach facility complete with an assay lab, carbon columns, and interim toll processing agreements for i-80 at NGM facilities. The property boundary contains the existing mine and the process facilities as shown in Figure 2-1.

Figure 2-1: The Property Boundary of the Lone Tree Project

In addition to the processing facilities, the land package also includes the Buffalo Mountain deposit and the Brooks open pit mine (Figure 2-1), which is currently on care and maintenance.

2.1	Terms of Reference and Purpose of this Report

During this acquisition, independent verification of the quantity of mineral resources at Lone Tree was conducted by GeoGlobal using the available drill hole data and information shared by NGM at that time. A technical report with the title ‘Technical Report on the Mineral Resource Estimates for the Lone Tree Deposit, Nevada’ was produced as per the NI 43-101 guidelines and published in October 2021 (henceforth referred to as the 2021 report).

The acquisition of the Lone Tree mine (along with the processing facilities mentioned above) was completed after the publication of the 2021 report. Additionally, the composition of the shareholders of i-80 has recently changed. Therefore, i-80 engaged GeoGlobal again to review the resource estimates and update as required based on current market conditions and produce this report conforming to the United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.13001 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96)2 Technical Report Summary (TRS).

The effective date of the published mineral resources is December 31, 2024.

2.2	Qualified Persons and Firms Engaged in this Project

This project was led and managed by Dr. Abani Samal, a geologist working for GeoGlobal LLC. The following serve as the qualified persons or qualified firms for this Report in compliance with 17 CFR § 229.1302 (b)(1)(i) and (ii) qualified person definition.

2.2.1	GeoGlobal LLC

GeoGlobal, LLC (GeoGlobal) is an international service-providing company to the mineral industry based in the Salt Lake City area in the state of Utah, USA. GeoGlobal provides services to mineral exploration and mining projects around the world. Website: https://geoglobal.co/

Dr. Abani R. Samal is the Principal and owner of the company. The GeoGlobal retains a team of highly experienced professionals as Principal Associates, who together have more than 20 years of experience. The company specializes in mineral deposit evaluation for various commodities globally.

Projects were conducted for various entities including Waterton Copper, First Majestic, i-80 Gold Corp, Equinox Gold Corp, Nevada Copper, World Bank / Government of Nigeria, Rio Tinto, Resource Capital Funds, Orion Mining Finance / Aquila Resources, and Forbes & Manhattan.

1 Title 17—Commodity and Securities Exchanges, Chapter II—Securities and Exchange Commission, Part 229—Standard Instructions for Filing Forms Under Securities Act of 1933, Securities Exchange Act of 1934 and Energy Policy and Conservation Act of 1975—Regulation S-K

2 https://www.ecfr.gov/current/title-17/chapter-II/part-229/subpart-229.600/section-229.601

The GeoGlobal team has provided support and services to many exploration and mining projects in the USA, Canada, Brazil, Mexico, Kazakhstan, and most recently in Namibia and Nigeria. The types of projects include strategic project development, resource estimation, mine-mill reconciliation, etc.

The following professionals from GeoGlobal conducted this project for i-80 Gold Corp.

2.2.2	Dr. Abani R. Samal – Project Manager & Principal Geologist

Dr. Abani Samal has extensive training (M.S. and Ph.D.) in economic geology, mineral resource estimation, and geostatistics. He is the owner of GeoGlobal LLC where he works as a Principal.

Prior to GeoGlobal, Dr. Samal worked as the lead resource geologist with Rio Tinto at their corporate regional HQ based in Salt Lake City, Utah, USA, where he led and contributed to various major projects. He also worked as the lead geologist and geostatistician at an international mining consulting firm, Pincock Allen and Holt (now RPM Global), based in Denver, USA.

Dr. Samal has more than 20 years of experience in the mineral industry. He has experience in various commodities including gold-silver, base metals such as Cu-Mo-Au, and ferrous deposits around the world. Dr. Samal’s gold-silver experience includes his contribution to various projects such as Jerritt Canyon, Lone Tree, Las Brisas Venezuela, Pascua-Lama (Chile), Chapada (Brazil), and Black-Fox (Canada). He has led/completed many other confidential projects for M&A, corporate assurance, and corporate financing.

Dr. Samal is a Registered Member of the Society for Mining Metallurgy & Exploration (RM-SME), a Certified Professional Geologist (CPG), and a Fellow of the Society for Economic Geologists (SEG).

Dr. Samal is the project manager for this project and a Qualified Person (QP) for the sections mentioned in Section 2.2.5. He is also the lead QP on behalf of GeoGlobal LLC.

2.2.3	Mr. Brian Arthur – Principal Metallurgist

Mr. Brian Arthur is an independent consulting metallurgist who gained more than 30 years of professional experience in precious metal process operations and development with Newmont before becoming independent. He designed hydrometallurgical flowsheets to recover copper, nickel, cobalt, chromium, and zinc from various bi-product streams before joining Newmont.

Brian managed metallurgical laboratories, production teams, process design initiatives, metallurgical test programs, metallurgical accounting activities, and long-range process planning activities. Brian has experience with whole ore roasting, SAG milling, rod milling, and flotation, gold leaching, heap leaching, gold refining, and bio-oxidation.

He holds B.S. and M.S. degrees in Metallurgical Engineering from Montana College of Mineral Science and Technology and an MBA from the University of Nevada – Reno. He is also a QP as a registered member of the Society for Mining Metallurgy & Exploration (SME). Mr. Brian Arthur is working as a Principal Associate with GeoGloball LLC for this project.

2.2.4	Mr. Paul Gates – Principal Mining Engineer

Mr. Paul Gates has more than 37 years of experience in the mining industry, including extensive experience in field exploration, long-term mine planning, project feasibility and business case analysis, mine development and operations, mine valuation, and mine optimization. He supervised loading and haulage fleets in large open-pit copper mines with crews in excess of 60 operators.

He is skilled at planning, coordinating, and supervising operations at gold, copper, and silver mines. Paul also has consulting experience at uranium, coal, platinum, and iron ore mines and has a solid understanding of permitting and environmental challenges facing today’s mining industry.

Paul holds a B.S. degree in Mining Engineering from Montana College of Mineral Science and Technology and an M.S. in Business Administration degree from Western New Mexico University.

Paul is a Registered Professional Engineer (PE). He is working as a Principal Associate with GeoGloball LLC for this project.

2.2.5	Responsibilities of the Qualified Persons

The QPs have supervised the preparation of this report and take responsibility for the contents of the Report as set out in Table 2-1. The QP Certificates can be found in Section 26.

Table 2-1: QPs and Responsibilities for the Contents of the Report

Qualified Persons	Report Sections	Topics
Abani Samal	1, 2, 3, 5, 6, 7, 8, 9, 11, 15, 22, 23, 24, 25, 26	Summary, Introduction, Geology, Resource Estimation etc.
Paul Gates	1, 2, 11 and 13	Criteria for Reasonable Prospect for Economic Extraction (Optimum Pit shell and Economic Analyses), Resource Tabulation) and Mining Methods
Brian Arthur	1.3, 4, 10, 14	Mineral Processing and Metallurgy, Site Infrastructures

Sections 12, 16, 18, and 19 are beyond the scope of this project.

The data and information used in sections 4, 17, 20, and 21 were provided by the registrant.

2.3	Scope of this Project

It is understood that no exploration or mining activity has happened at Lone Tree Deposit since the above-mentioned NI 43-101 report was published in October, 2021 (2021 report). However, since then three years have passed and i-80 remains as the 100% owner of the Lone Tree deposit. This project provides an opportunity to revisit the existing data and information and cross-check various aspects of existing resource models and estimates including criteria to demonstrate that there are reasonable prospects for economic extraction which may affect mineral resource classification for the purposes of an S-K 1300 Report. The scope of this project is discussed below.

i.

Onsite Verifications: As per the requirement of the S-K 1300 guidelines, the qualified persons (QPs) comprising the lead geologist and process engineer completed the site visit to do the onsite investigation. The following tasks were completed during the site visit.

●	Verification of the geology of the deposit, examination of available drill cores, pulps, and rejects acquired by i-80 from NGM.
●	Verification of the drill hole logs and sampling methods.
●	Selection of pulps and drill cores for re-assay.
●	On-site verification of leach pads, and processing facilities.
●	Verification of processes followed in the on-site laboratory facilities.
●	Verification of the quality of data includes QA/QC procedures, checking original assay records, etc.

ii.	Metallurgical Recovery: The Principal Metallurgist & Process engineer completed the site visit and later reviewed various sets of data as listed below.

●	Datasets for determining the appropriate metallurgical processing suitable for the remaining mineralized materials.
●	Recovery factors for various material types and process methods.
●	Processing costs for autoclave and flotation options.

iii.	Geological Model Verification: The geological models are to be reviewed for correctness.

iv.

Mineral Resource Estimation: The mineral resource estimation exercise conducted to produce the above-mentioned NI 43-101 report (the effective date of July 31, 2021) was reviewed and updated as required. The following items were considered.

●	Exploration Data Analyses (EDA).
●	Variogram analyses.
●	The density (or tonnage factor).
●	Grade estimation for gold.
●	Resource classification.
●	Development of an optimized pit shell by a qualified mining engineer with updated criteria.
●	Model validation review and update if required.

v.

Resource Estimates and Tabulation: The resource estimates were updated with new pit-optimization parameters. The classifications of the mineral resources were updated accordingly and the mineral resources were tabulated with an effective date of December 31, 2024.

2.4	Units of Measure

2.4.1	Coordinate Reference System (CRS) Used in the Maps:

Universal Transverse Mercator Zone 11, North American Datum of 1983. EPSG: 26911. For this report, maps were generated using a combination of Google Earth Pro and QGIS version 3.16.0-Hannover mapping tools.

The block model and drill hole coordinates are in the local Lone Tree mine grid system as defined by Newmont/NGM.

2.4.2	Conversion Factors Used

i.	1 ounce (oz) per short ton (t) = 34.2857 parts per million (ppm) = 0.0034286%

ii.	1 part per million (ppm) = 0.0291667 ounce (oz) per short ton (t)

iii.	1 g/T = Opt*31.1035*1.102 (Opt: 1 ounce per short ton)

iv.	Million Tonnes (MT) = short tons (t) /1.102/1000000

v.	K Ozs = Oz/ 1000

2.5	Definitions

AMSL:	Above Mean Seal Level
AOI:	Area of Influence
AuFA:	Gold (Au) Fire Assay
BLM:	United States Bureau of Land Management
BAS:	Bureau of Administrative Services
BAQP:	Bureau of Air Quality Planning
BAPC:	Bureau of Air Pollution Control
BWPC:	Bureau of Water Pollution Control
BWQP:	Bureau of Water Quality Planning
BSDW:	Bureau of Safe Drinking Water
BMRR:	Bureau of Mining Regulation and Reclamation
BCA:	Bureau of Corrective Actions
BISC:	Bureau of Industrial Site Cleanup
BMM:	Bureau of Materials Management
BFF:	Bureau of Federal Facilities
BSMM:	Bureau of Sustainable Materials Management
CFR:	Code of Federal Regulations (United States Federal Code)
CIM:	The Canadian Institute of Mining, Metallurgy and Petroleum
FA/AA:	Fire Assay with Atomic Absorption finish
GPS:	Global Positioning System
ICP:	Inductively Coupled Plasma (geochemical analytical method)
MT:	Million Tonnes
NDEP:	Nevada Division of Environmental Protection
NGM:	Nevada Gold Mines
NSR:	Net Smelter Royalties

NMC#:	Nevada Mining Claim Number
NDOW:	Nevada Department of Wildlife
Opt:	ounce (oz) per short ton (t)
PoO:	Plan of Operation
RC:	Reverse Circulation (Drill hole)
RPEE:	Reasonable Prospect for Economic Extraction
SEC:	Securities and Exchange Commission
t:	Imperial Tons (2,000 pounds)
T:	Metric Tonnes (2,200 pounds)
Tpd:	tons per day
TRS:	Technical Report Summary
USGS:	United States Geological Survey

3.	PROPERTY DESCRIPTION

3.1	Location of the Project

The Lone Tree gold deposit is in the Battle Mountain district in Humboldt County, Nevada. As shown in Figure 1-1, the nearest town with full services is Winnemucca, which is a historic mining town in northwestern Nevada. The Lone Tree Mine is located approximately 30 miles east of Winnemucca, Nevada, and 20 miles northwest of Battle Mountain, Nevada. The mine office is accessible from Interstate 80 by a paved highway (Figure 3-1). The reference coordinates of the mine are 40° 50’ 19” N, 117° 12’ 37” W. The Lone Tree facilities include an autoclave, carbon-in-leach (CIL) mill, flotation plant, and heap leach facility.

3.2	Land Status

The Lone Tree Properties include interests in fee lands, mineral rights in fee lands, patented mining claims, and unpatented mining claims which are leased or owned by i-80 as of the effective date of this report. All interests were acquired from Nevada Gold Mines and a full description of land and interests is shown in Figure 3-1. Details of all claims are provided in Appendix A. The information on the Lone Tree/Buffalo Mountain map was prepared by the Land Department of i-80 (refer to Figure 3-1). The areas of unpatented and patented claims are shown in Table 3-1.

Table 3-1: The Area of the Lone Tree Claims

Lone Tree Land Position	Acres
Lone Tree Unpatented	6207
Buffalo Unpatented	892
Private Property Sections	5589
Total	12688

It should be noted that The Brooks unpatented claims are encapsulated in the Lone Tree Unpatented acreage, as they are adjacent to the Lone Tree property.

Figure 3-1:Location of Lone Tree Property and Land Position

PUMPERNICKEL VALLEY
VALLEY
BUFFALO VALLEY
Lone Tree Land Position Map
i-80 Gold Corp. - 2024
Explanation
Lone Tree Property Outline
Buffalo Mtn Unpatented
Lone Tree Unpatented
Private Property Sections
N
0 0.5 1 2 3 4 5 Kilometers

These properties are identified as part of the Lone Tree Mine Plan of Operations (PoO) in Sections 11, 12, 13 and 14.

This report focuses only on the Lone Tree Mine properties. i-80 has been informed by the Clerk of the Eleventh Judicial District Court, Humboldt County, Nevada that there are no pending actions which relate to the Lone Tree Mine properties in which the Company or the Company’s subsidiaries are named as parties.

4.	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

The Lone Tree Mine project is located immediately adjacent to Interstate Highway 80 (i-80), approximately 35 miles east of Winnemucca, and approximately 12 miles west of Battle Mountain, Nevada. The project office is easily accessible from Interstate 80 as shown in Figure 4-1. From the mine office, the mine and process facilities are accessible via paved roads. The nearest town with full services is Battle Mountain, Nevada.

Figure 4-1:Location and Accessibility of the Lone Tree Mining Project

4.1	Climate

The climate of the Lone Tree mine area is cold and semi-arid typical of eastern Nevada. The temperatures range from highs of upper 40°C in summer to lows of –7°C in winter. The area experiences low annual precipitation of 15 to 20 cm per year and 50% of the precipitation occurs as snowfall during winter. The climate condition presents no restrictions to the operation of the Lone Tree mine and facilities.

4.2	Physiography

Elevations at the Lone Tree property range from approximately 1,490 metres above mean sea level (AMSL) to 1,350 metres AMSL for total relief of approximately 140 metres. The historic open pit bottom is at approximately 1,080 metres AMSL. The terrain varies from a relatively flat alluvial plain to sloped foothills in the area.

4.3	Vegetation

Vegetation in this area mainly comprises sagebrush, rabbit brush, and a variety of grasses and forbs. Fauna is not abundant on the Property primarily due to the lack of surface water and limited forage. No threatened or endangered plant or animal species have been noted within the Property’s operating area.

4.4	Site Infrastructure

The Lone Tree site has an employee parking lot with secure access to the administration building and a security gate for vehicles entering the mine property. All active areas of the mine are accessed by well-maintained gravel and dirt roads. The access roads are engineered at 60-70 feet wide to accommodate haul trucks and mining equipment traffic.

The site has many buildings on the property, including the following facilities.

●	Administration building

●	Haul truck maintenance shop and warehouse

●	Dewatering shop

●	Potable and fire water pump house

●	Mill and autoclave building

●	Flotation building

●	Filter building

●	Maintenance shop

●	Geology building

●	Assay laboratory building

●	CIC process building

●	Oxygen plant

●	Gold refinery

●	Two warehouses in the process area

4.4.1	Water Wells:

There are three active water wells on site. Well # NWW1 supplies fresh water to the fire water pump house storage tank and the potable water storage tank at an average pumping rate of 5.3 gallons per minute. Well #SS13 supplies water to the truck shop area fire water pump house storage tank at a rate of 14 gallons per minute. Well #SS14 supplies water to the truck shop area fire water pump house storage tank at a rate of 10 gallons per minute.

4.4.2	Electric Power

Electrical power is supplied by Nevada Energy via a main transmission line that runs through the property and delivers 20KV to the main site substation. Transformers step the power down to 24.9KV and then to 4160V for further distribution. Additional transformers are in place to step down the power to the level needed in each area of the site.

The main source of heating comes from three propane tanks, each holding 12,000 gallons. Out of three, one is used in the administration building area and two in the mill processing area.

4.4.3	Mineral Processing & Metallurgy Facilities

The site has an autoclave and a flotation mill and a leach pad. The autoclave and flotation mill are in care and maintenance. The leach pad is still producing remaining significant amounts of gold and has a remaining capacity of 10,000,000 tons. The list of processing plants includes the facilities as discussed below.

4.4.3.1	Mill Facilities

The mill site was once used to process high grade oxide ore and refractory ores from the Lone Tree mine. The mill had two grinding lines, with one line that prepared feed for an autoclave and the other prepared feed for a flotation plant or oxide leach ores. The SAG and ball mills for both lines are intact.

i.	Lone Tree Autoclave (Figure 4-2), which processes high-grade refractory ore.

ii.	Lone Tree Flotation Plant, which processes low-grade refractory ore.

iii.	Oxygen Plant to supply oxygen to the autoclave and nitrogen to flotation.

4.4.3.2	Lone Tree Leach Pads:

The leach pads treat oxide ore in a cyanide heap-leach process. The leach pads (Phases 1-4 and Phases 5-7 as shown in Figure 1-2) are still in service and operation. i-80 has recently stacked some oxide ore from Granite Creek and it is now under leach. The carbon columns were located on the leach pad and looked to be in good condition.

4.4.3.3	Carbon Stripping Facilities

Carbon stripping facilities were used to recover the gold loaded on carbon from both the CIL and CIC circuits. Currently, i-80 sends loaded carbon from CIC off-site for stripping.

Figure 4-2:Autoclave Agitator Access Ports

Figure 4-3:Pulverizing and Preparation Stations

4.4.4	Laboratory Facilities:

The laboratory facilities are fully functional. The laboratory facility includes the areas for sample receiving, sample preparation area, weighing area, fire assay, wet chemistry area, LECO, and ICP areas. The sample pulverizing machine and preparation area are shown in Figure 4-3. The LECO and ICP labs are shown in the figures (Figure 4-4) and Figure 4-5 respectively.

Figure 4-4:The LECO Facility

Figure 4-5:ICP Laboratory Facility at Lone Tree

5.	HISTORY

5.1	Historical Summary of the District

In the early days, the Lone Tree area was explored for copper, but no significant resources were discovered. The initial discovery hole at Lone Tree was drilled in July 1989 by Cordex Exploration Co. on the southern extension of what was to become the Lone Tree gold deposit. This southern portion of the deposit was referred to as the Stonehouse deposit. Santa Fe Pacific Gold discovered the main part of the Lone Tree deposit in the pediment on the west flank of the hill in 1989 and acquired the Stonehouse portion of the deposit from Cordex. Sante Fe Gold began producing gold from the site in 1991. Newmont acquired the deposit from Santa Fe Pacific Gold through a merger and began operations in 1997. Newmont completed mining operations in 2006.

Operations were discontinued in 2006 due to increased production costs, largely resulting from the influx of groundwater into the deepening pit. The pit was allowed to flood and create a lake within the pit. Approximately 4.6 million ounces of gold were produced from the Lone Tree Mine and approximately 5.2 million ounces of gold were produced at the Lone Tree processing facilities during this time.

Mining on the Brooks deposit which lies to the southwest of the main Lone Tree pit was conducted from 2015 to 2019. Approximately 52,000 ounces were placed on the heap leach pad and residual leaching is continuing.

Residual leaching and ongoing reclamation activities from the Lone Tree Mine have continued since 2007. In July 2019, the non-operating Lone Tree project became part of Nevada Gold Mines, a joint venture between Barrick and Newmont.

i-80 Gold Corp acquired the Lone Tree property and processing facilities from NGM on October 14, 2021.

6.	GEOLOGICAL SETTING, MINERALIZATION & DEPOSIT

6.1	Regional Geology

The Lone Tree deposit occurs in Humboldt County, Nevada, within the Basin and Range physiographic province, in the northern part of the Battle Mountain mining district. The Battle Mountain mining district is dominated by Late Cretaceous and Eocene age magmatism with various ore deposit types including porphyry Cu-Au, porphyry Mo, skarn, and distal disseminated +/- Carlin-type deposits. Holley et al 2019, list several Cu-Mo porphyry along with sedimentary rock-hosted gold deposits, such as Lone Tree, Buffalo Valley, Marigold, North Peak, and Trenton Canyon, which have been classified as distal disseminated and Carlin-type deposits (Doebrich and Theodore, 1996, Theodore, 1998, 2000, Reid et al. 2010). The location of the Lone Tree Mine Relative to Major Mineral Trends in Nevada are shown in Figure 6-1 (modified from Wallace et al. 2004 and Fithian et al. 2018). The location of the Lone Tree deposit is shown along with other deposits in the Battle Mountain trend in Figure 6-2 (Source: NGM); and Au-skarn deposits, such as those at Buckingham, Copper Canyon, Copper Basin, and Elder Creek.

Figure 6-1: Location of the Lone Tree Mine Relative to Major Mineral Trends in Nevada.

Ag:Au ratios are consistent with those in most other Carlin-type deposits, although the lower ratios of some ores are similar to the distal-disseminated Au-Ag deposits such as Lone Tree, Nevada. (Ressel, 2005).

The low Ag:Au ratios and lack of base metals have been used to differentiate Carlin-type Deposits from other sedimentary rock-hosted deposits in northern Nevada such as Lone Tree, which are classified as pluton-related or distal-disseminated Ag- Au (e.g., Cox, 1992; Mosier et al., 1992; Doebrich and Theodore, 1998, Wallace et al 2004).

Figure 6-2: Location of Lone Tree Deposit in the Battle Mountain Mining District

Wallace et al (2004) provide a detailed account of the regional tectonic activities in northern Nevada, occurring over a period of 2 billion years starting with Precambrian rocks occurring in the East Humboldt. Paleozoic rocks in this region generally comprise the four distinct tectonostratigraphic assemblages described below (Source: Holley, 2019).

●	Cambrian-Ordovician miogeoclinal carbonate shelf-slope rocks identified through deep drilling in the district but not exposed at the surface (Fithian et al., 2018).

●	Ordovician-Mississippian eugeoclinal siliciclastic rocks of the Roberts Mountain allochthon, including the Valmy Formation.

●	Autochthonous Pennsylvanian to Permian shallow-water facies of the Antler overlap sequence.

●

Mississippian to Permian deep-water siliciclastic rocks and basalts of the Golconda allochthon, which were thrust on top of the Antler overlap sequence by the Golconda thrust during the Permian-Triassic Sonoma orogeny (Theodore, 2000), constituting the Havallah sequence many of the clastic constituents of these rocks appear to be sourced from the Antler highlands (Whiteford, 1990).

Gold deposits are hosted in a variable stratigraphic package of Ordovician through lower Mississippian shallow-water rocks that have been overthrust by deep-water, siliciclastic allochthonous rocks along the Roberts Mountains Thrust during the late Devonian to Early Mississippian Antler orogeny (Roberts et al., 1958, Roberts 1960). Subsequent orogenic shortening during the Pennsylvanian and Permian (Humboldt disturbance) (Ketner, 1977), Early Triassic (Sonoma orogeny) (Silberling and Roberts, 1962), Middle Jurassic (Elko orogeny) (Thorman et al, 1990) and Early Cretaceous (Sevier orogeny) (Armstrong, 1968) have reactivated earlier basement and Antler-related faults. The sedimentary rocks are intruded or unconformably overlain by igneous rocks of three magmatic episodes: Cretaceous, Eocene, and Miocene age.

The current regional physiography is the result of extensional tectonics during the Tertiary. High angle faults formed during this period are interpreted as the main pathways for ore forming fluids. Economic concentrations of gold typically occur near the intersections of northeast and north-south faults, along the margins of intrusive bodies, or at contacts between siliceous and carbonate lithologies. Geochemical enrichment in trace elements such as silver, arsenic, antimony, mercury, and thallium are common to nearly all trend deposits.

6.2	Deposit Geology and Mineralization

Mineralization is hosted within structures which crosscut all three Paleozoic rock sequences present in the mine area. The oldest of these three sequences is the Ordovician Valmy Formation, which is a part of the Roberts Mountain Allochthon.

In the mine area, the Valmy consists primarily of quartzite, with lesser amounts of chert, argillite, and minor basalt. The Valmy rocks are unconformably overlain by rocks of the Pennsylvanian Antler Sequence, which belong to the Battle and Edna Mountain Formations. A geological map of the Lone Tree mine along with vertical Cross Section are presented in Figure 6-4. The Edna Mountain Formation at Lone Tree is typified by a sandy siltstone unit grading downward into a lithic sandstone unit. The Battle Formation is observed as a poorly sorted cobble conglomerate of varying thickness. A thin calcareous sandstone tentatively identified as a lateral equivalent of the Antler Formation rocks present at the Marigold Mine has been encountered in drill holes on the southeastern margin of the mine area. Rocks of the Pennsylvanian-Permian Havallah sequence were thrust over the Antler Sequence rocks in the mine area during the Sonoma Orogeny. The Havallah Sequence at Lone Tree encompasses several rock types within at least three packages, but is dominated by siltstones, chert, and basalts with lesser sandstones and conglomerates.

Figure 6-3:General Stratigraphic Sequence of Lone Tree

Figure 6-4:Local Geology of Lone Tree Deposit and Controls of MIneralizaton

Vertical Cross Section along A-A'
A
A'
N
S
1370
1000
Elevation (m above sea level)
0
800
1600
Distance (m)
Vertical Cross Section along B-B'
B
B'
W
E
Wayne Zone
Sequoia Fault
1390
1000
Elevation (m above sea level)
0
450
900
Distance (m)
LEGEND
Final pit limit pre-backfill
Drill hole trace
Drill hole assay 1.7-3.4 g/t
Drill hole assay > 3.4 g/t
Fault: dashed for zone, dotted for inferred
Thrust fault: teeth on upper plate
Unconsolidated
Tertiary Intrusions
Havallah Seq. undifferentiated
Edna Mountain Fm.
Battle Fm.
Antler Peak Fm.
Valmy Fm.
482,000 m E
483,000 m E
4,521,000 m N
4,520,000 m N
Poplar Fault
Slide Area
Lone Tree Pit
Wayne Zone
Powerline Fault
Lone Tree Hill
Pinon Fault
Sequoia Fault
Sumac Fault
Ov
Pb
Pap
Pemu
Peml
Ti
MPhls
MPhc
250 m
N
LEGEND
Fault: dashed for inferred, dotted for uncertain
Thrust fault: teeth on upper plate
Brecciated fault zone
Slide area
Quaternary alluvium
Tertiary intrusion (Ti)
Havallah sequence: Miss-Perm (Golconda Allocthon)
Calcarenite, limestone (MPhls)
Chert, siltstone, greenstone (MPhc, MPhgc)
Dolomitic siliciclastics (MPhpls)
GOLCONDA THRUST
Antler overlap sequence: Penn-Perm
Upper Edna Mountain Fm: siltstone (Pemu)
Lower Edna Mountain Fm: lithic arenite (Peml)
Antler Peak: limestone (Pap)
Battle Fm: conglomerate (Pb)
Valmy Fm: Ordovician (Roberts Mtn. Allocthon)
Quartzite, argillite, greenstone (Ov)

Although gold mineralization is present in all three Paleozoic sequences, Antler Sequence rocks appear to have been preferentially mineralized within the structural zones. Alluvial cover over the deposit ranges from a minimum of two feet to a maximum in excess of 400 feet. Bedrock has been sharply down-dropped to the north and to the southeast by post-mineral faulting, creating alluvium-filled basins in excess of 1,000 feet deep. See Figure 6-3 for the local stratigraphic interpretation Mine (K.C Raabe, 1995. The Lone Tree Extension Project, Humboldt County, Nevada).

6.3	Controls of Mineralization

Gold mineralization at Lone Tree is primarily controlled by structure as seen in Figure 6-4. This figure was developed by modifying the figures developed by NGM staff and the figures shown in Holley et al. (2019). Three principal mineralized structural zones and at least one lesser zone are currently recognized. The three principal structural zones are known as the Wayne Zone, the Sequoia Zone, and the Antler High Zone. The Wayne Zone is the most significant of the three major zones in terms of strike length, mineralized tons, and contained ounces. The Wayne Zone encompasses more than 50 percent of the contained tons and ounces within the overall deposit. The most widely recognized of the lesser zones is known as the Chaotic Zone, aptly named for the structural complexity associated with it.

The Wayne Zone has been described as a system of relatively narrow north-northwest and north-northeast trending faults forming an anastomosing complex of brittle shears enveloping rhomboid blocks of relatively competent but highly fractured domains of lesser strain (Bloomstein et al, 1992). With few exceptions, ore-grade mineralization does not extend along the north-northeast and north-northwest faults beyond the margins of the Wayne Zone. Detailed examination of blast hole data clearly demonstrates a “zig-zag” pattern of mineralization within the principal component structure of the Wayne Zone, known as the Powerline Fault. Higher gold grades within the Powerline Fault are commonly associated with the hanging wall and footwall margins of the fault, which averages 50 feet in width.

The Powerline fault zone is a North - South trending high angle fault zone, extending at least 2,500 m along strike. Mineralization is truncated to the north by the NE trending Poplar Fault. Mineralization in the Wayne Zone is hosted in all 3 rock packages (Valmy, Antler, Havallah) as breccia within the complex structure.

The southern zones of mineralization (Sequoia, Antler High zones) are primarily hosted in the Edna Mountain Formation of the Antler sequence. This mineralization is a combination of structural (Sequoia Fault) and stratiform control. Unlike the Carlin Trend where gold is primarily hosted in arsenian pyrite, at Lone Tree gold is primarily hosted in both arsenopyrite and arsenian pyrite. Lone Tree has always been considered a horst block cored by the Valmy Formation. Siliciclastic sediments with the Powerline Fault on the west side and Sequoia Fault on east side are the main controls to mineralization (Figure 6-4).

The Wayne Zone itself ranges in width from 150 to 300 feet. It trends north-south, dips to the west at an average of 65 degrees and has a drill-defined strike length in excess of 9,000 feet. The northern half of the zone essentially bounds Lone Tree Hill on the west. Drilling has encountered Wayne Zone mineralization down-dip nearly 1,000 feet from the original ground surface sub-economic mineralization remains open below this depth.

The Sequoia Zone is located to the southeast of Lone Tree Hill and essentially describes the southeastern margin of the deposit. The structural fabric of the Sequoia Zone is quite similar to that of the Wayne Zone, with some important differences. The known strike length of the Sequoia Zone is 2,000 feet, significantly less than that of the Wayne Zone.

The overall dip of the Sequoia Zone is 75 degrees, as opposed to the 65 degrees of the Wayne Zone. Post-mineral faulting has displaced or cut out mineralization within the Sequoia Zone and has had a significant effect on the continuity of mineralization, both down-dip and along strike.

The Antler High Zone is located within a horst block of Antler sequence rocks between the Wayne Zone and Sequoia Zone and is limited to the southern third of the deposit. The Antler High mineralization is primarily developed within rocks of the Edna Mountain, Battle, and underlying Valmy Formations, and commonly appears parallel or sub-parallel to bedding. Evidence suggests that the Antler High gold mineralization is hosted within a dense network of very narrow fractures similar to a stockwork. Several high-angle mineralized structures are known to cut through the Antler High and may have served as feeder structures. The trends and dip angles of these latter structures are sub-parallel to those of the Wayne Zone and Sequoia Zone. Along the northern margin of the Antler High, several of these structures trend upward through the Golconda thrust and into the overlying highly siliceous Havallah rocks. The combination of these specific high-angle structures and local, lower-angle mineralized structures is known as the Chaotic Zone. In addition to the high-angle structural control in the Antler High, a low-angle (45 degrees east) west-vergent compressional feature known as the Redwood Fault controls a substantial portion of the mineralization in that zone. The Redwood Fault effectively doubles the thickness of the Edna Mountain host rocks within the Antler High.

Mineralization is hosted both within the fault plane itself, and within the highly shattered rocks of the adjacent hanging wall block. The age of the Redwood Fault is not known, but certain evidence suggests that it pre-dates the Sonoma Orogeny.

Mineralized structures have been identified in the hanging wall of the Wayne Zone, and within the footwall of both the Wayne Zone and the Sequoia Zone. Many structures controlling gold mineralization are moderate to high angle, west- or east-dipping normal faults or fractures. Some lower-angle mineralized structures, which are thought to have been re-activated during extension, have been noted. As within the Wayne Zone, mineralization most often occurs at the intersection of NNW and NNE-trending faults of varying dip angles. Strike-slip or oblique-slip motion has been noted on some structures, although kinematic indicators are essentially non-existent in the highly silicified, brittle rocks of the Edna Mountain Formation, or in the Valmy quartzite.

A principal characteristic of the Lone Tree deposit is the spatial coincidence of several structurally controlled episodes of mineralization. Hydrothermal breccias, with as much as 25% matrix expansion, host a significant portion of the gold mineralization. High-grade ore occurs at fault or fracture intersections, or at jogs in the faults, which form dilatant zones.

Silicified, multiple-phase breccias have been noted along the margins of the principal mineralized zones. These appear to be early, and in general, are lower in grade. Later tectonic breccias were superposed on the hydrothermal breccias. The most recent structures tend to be milled-breccia post-mineral faults and shears, which often possess >50% clay gouge, and display a crude lamination produced by streaks of iron oxide, pyrite, or angular clasts. Reactivation of high-angle faults is demonstrated by barren, vuggy silica-cemented structures overprinting similarly oriented mineralized zones.

Mineralization is also known to occur in crackle breccias within the more brittle rocks of the Edna Mountain and Valmy Formations, which are crosscut by the Wayne Zone. Zones of intense micro-fracturing noted in the highly silicified Edna Mountain rocks are the closest approximation to “classic” disseminated mineralization yet noted at Lone Tree.

Numerous cross-structures have been identified at Lone Tree. Significant gold mineralization has not been observed in association with any of these structures. The Wayne Zone is cut on the north by a major northeast-trending fault zone known as the Poplar Fault Zone. While the Wayne Zone as a structural zone does not appear to be terminated by the Poplar Fault zone, the down drop of the bedrock surface, thinning of the mineralized faults, and decreased grade all currently limit the economic potential of the Wayne Zone north of the Poplar. Other northeast-trending faults, such as the Willow Fault, have significant effects on the mineralization even though they do not offset the Wayne Zone.

A west-northwest-trending zone of southerly dipping normal faults known as the Pinon Fault zone truncates Lone Tree Hill to the south and is associated with a change in the strike direction of the Wayne Zone at that location. At the extreme southern end of the known mineralization, the Wayne Zone and Sequoia Fault converge. Drilling has identified at least one major northeast-trending structural zone in this area which appears to have some effect on mineralization.

As a result of the fact that the Lone Tree deposit occurs at the margin of a bedrock block essentially surrounded by alluvium, the relationship of the deposit to regional structure is not well understood. It has been speculated that the deposit may have formed in response to strike-slip and normal faulting related to regional wrench faulting. An alternate hypothesis suggests that the faults which control and host mineralization at Lone Tree may be dominantly extensional in nature, with little relationship to strike-slip and wrench faults. The age of the mineralization is constrained to the Eocene based on dating of mineralized intrusive rocks (Holley et al., 2019). It’s clear many of the faults were active at the time of mineralization, although their age of first movement is uncertain.

6.4	Alteration

The principal alteration process associated with gold mineralization at Lone Tree is potassic alteration (Bloomstein et al., 1992). Other alteration types noted in the mine area are argillization, silicification, propylitization, and skarnification. A general progression from oxidized argillic alteration in the Havallah sediments down into unoxidized argillization, silicification and potassic alteration in the Antler and Valmy rocks has been noted. Alteration assemblages are commonly mixed within the fault zones as a result of the structural control of mineralization. Pervasive pre-mineral silicification is common in portions of the Havallah Sequence, and throughout most of the Antler Sequence rocks at Lone Tree Mine (K.C Raabe, 1995. The Lone Tree Extension Project, Humboldt County, Nevada).

6.5	Gold Mineralogy

Gold mineralization occurs as sub-micron sized inclusions within a distinct generation of very fine-grained pyrite and arsenopyrite in the sulfide zone. Evidence gathered to date suggests that the main gold deposition event occurred in a temperature range of 200o to 450o (epithermal to mesothermal). The ore mineralogy shows evidence of two overprinted assemblages reflecting at least two hydrothermal episodes at Lone Tree. Partial oxidation of the main stage mineralization occurred prior to a later, epithermal event characterized by open-space filling textures and weakly auriferous pyrite and marcasite. In the oxidized portions of the deposit, and particularly in the Havallah rocks, gold occurs as micron-sized particles in goethite and limonite. Post-mineral oxidation extends as much as 700 feet down major structures such as the Wayne Zone. No supergene effects or gold remobilization have been proven or documented at the Lone Tree Mine (K.C. Raabe, 1995). The Lone Tree Extension Project, Humboldt County, Nevada).

6.6	Deposit Type

The Lone Tree deposit is characterized as a pluton-related or distal-disseminated Ag- Au deposit. This deposit type is discussed by Wallace et al., 2004 and Munteen and Cline, 2018).

As discussed by Peters et al. (in Wallace et al. 2004) the Lone Tree deposit among others in the Battle Mountain district appears to be related genetically to porphyry systems, even though many deposits do not contain obvious near-surface features that would indicate this connection, mainly because the gold-silver mineralization in these deposits may be over one km away from the causative intrusions. This is why the deposit has been characterized as “distal disseminated”. Due to complex tectonic and extension in the region, the mineralization in these deposit types may have substantially different geometric relations to the intrusive centers and hosted in different stratigraphic horizons as shown in the Figure 6-5 (Wallace et al., 2004). The mineralization at Lone Tree occurs in intensely fractured three stratigraphic horizons. These horizons are similar to but significantly different to the horizons found in other deposits in the region. Gold is associated with a low Ag:Au ratio (<2:1), As, Sb, Hg and Tl as well as elevated Bi, Mo and W. Gold is hosted in arsenopyrite indicating higher temperatures of ore formation in comparison to typical Carlin-type deposits where gold is hosted in arsenian pyrite.

Figure 6-5:Diagrammatic Model of Geology of Distal-Disseminated Ag-Au Deposit.

7.	EXPLORATION

7.1	Exploration History

The exploration history of the Lone Tree deposit is documented by Bloomstein et al. 1993. Part of this section is extracted from that publication. Prospecting around Lone Tree Hill is believed to have started in the middle 1860’s when the construction of the Central Pacific portion of the Transcontinental Railroad started about three kilometers northeast of Lone Tree. Sporadic exploration activities continued for copper and gold without much success until Duval Corp and Bear Creek explored the area in 1960’s and 1970’s for porphyry copper. These exploration activities aided in the discovery of low-grade gold mineralization in the area.

Exploration activities in the 1980s by Nerco, Freeport and several Canadian junior companies yielded intercepts of narrow, fracture filled gold mineralization. In 1989 Cordex Exploration and Santa Fe Mining formed a joint venture for exploration of the Lone Tree deposit resulting in a discovery of substantial gold mineralization about one km from Lone

Tree Hill. Subsequently, 12 additional holes were drilled and a north-south fault system controlling mineralization was discovered. The first gold was poured in 1991.

Later, Newmont acquired the deposit from Santa Fe Pacific Gold through a merger and assumed operations in 1997. Extensive surface mapping, sub-surface drill hole modeling, geochemical sampling, geophysics, and drilling resulted in the discovery of seven separate ore bodies of similar structural and lithologic genesis (Zacarias, P. A., 2006). All but one deposit located to the south of the active mine were actively mined. Newmont completed mining operations in 2006. Residual leaching continued through 2019. Reclamation began in 2007. In July 2019 the non-operating Lone Tree project became part of Nevada Gold Mines, a joint venture between Barrick and Newmont.

GeoGlobal is aware that various exploration activities were completed in this area. Even though geophysical and other exploration activities such as trenching, pitting, and trial mining were conducted in this area, supporting documents were not available to verify.

7.1.1	Drilling and Sampling

Between 1980 and 2015 a total of 1,904 drill holes, summarized in Table 7-1, were completed in and around the Lone Tree mine.

Table 7-1:Summary of Drilling by Hole Type

Hole Type	Number Drill holes	Total Footage
Unknown	241	197,561
CORE	108	66,263
CORE;RC	176	139,912
RC	1,379	865,613

Out of these holes, 1,840 holes were selected for the resource estimation which are close to the Lone Tree mine (Figure 7-1). The 1,840 holes had 2,19,214 assay data, 113,862 lithological logs. Out of 1840 holes 362 holes had no lithological logs.

7.1.2	Recent Exploration Drilling

In 2020, a drill hole (LTE-20001) was drilled on the west side of the mine which tested for the existence of the Comus Formation below the Lone Tree Mine. The Comus Formation is significant because it is the host rock for the Turquoise Ridge, Twin Creeks, and Granite Creek mines. The drill hole intercept is shown in the Figure 7-2. Four zones of mineralization were encountered as listed below.

Figure 7-1:Location of Selected 1840 Drill Holes for Resource Estimation

i.

Upper zone of 10.7m @ 4.49 g/t above a QFP (quartz–feldspar porphyry) dike on the contact of the Permian Havallah Formation (P and Edna Mtn Formation. The Upper zones of mineralization are consistent with stratiform mineralization identified in wide-spaced drilling through the hanging wall to the Powerline Fault; this zone is open in three directions.

ii.	Zone along the contact of Edna sandstone and Valmy quartzite (Phv) (7.6m @ 6.04 g/t including 1.5m @ 13.5 g/t).
iii.	Zone of sulfide breccia in Valmy quartzite (38.1m @ 2.15 g/t w/ grades up to 18.95 g/t Au).
iv.	Lower zone of mineralization hosted within a QFP (Quartz Feldspar porphyry) dike with sooty pyrite on fractures and in the groundmass of the intrusive (40.3m @ 1.22 g/t).

The Lower Plate Ord. Comus Formation was intercepted at 1155 m (3790’). The Comus is characterized by strong calc-silicate hornfels intruded by fine grained diabase sills.

A narrow zone of mineralization was encountered down-dip on the Powerline Fault in the Comus Formation (3.0m @ 1.84 g/t). Additional drilling is warranted to vector from the strong calc-silicate alteration to intersect ore controlling structures in more reactive host rocks.

Figure 7-2:Exploration Drill Hole LTE-20001 (Source: NGM)

7.1.3	Rotary Drilling

Historic drilling, including rotary drilling, started in 1980. Samples were typically collected at the drill site after traversing through a rotary wet splitter attached to the return air hose. Most splitters allow for sample size changes by blocking some of the internal rotating vane chambers, thus causing sample material excess to be discarded. The normal sample interval is every five feet, with dry sample weights ranging from 5 to 20 pounds.

Rotary air samples are normally produced by either a down hole percussion hammer bit or a rotary tricone roller bit, with the sample traversing from the bit face up the annulus between the bit and sub or hammer assembly, then into an opening into the drill pipe (“interchange”) center tube and then up to the surface. In the past ten years more use has been made of drill bits that direct the sample into the center tube through an opening in the drill bit face.

Typically, the sample bag (13” by 26” Tyvek 1680 series porous fabric) is clamped onto the splitter outlet. Note that early (circa mid 1980’s) rotary air sampling may have been accomplished in dry conditions using non-porous plastic bags.

The rotary drilling technique includes clearing the bottom of the hole after every rod change and before the next sample chips are collected and washing the splitter if any material is noted sticking to the sampling surfaces. Some early rotary holes were drilled using the conventional air circulation method wherein the sample returned in the annulus between the drill pipe and rock.

Rotary mud drilling includes conventional water-based mud systems in which the sample chips return up the annulus between the drill string and the rock suspended in a ‘mud’ solution. At the surface, the liquid either runs through a settling trough, and the chips manually scooped out of the trough into bags or is directed over a vibrating screen which allows the fluid to fall drain off while the chips progress into a random vane stationary (‘pinball’) splitter and then into sample bags.

7.1.4	Reverse Circulation Drilling

The Lone Tree Complex followed a standard procedure for Reverse Circulation (RC) drilling executed by a drilling contractor (Zacarias, 2006).

1.	Samples are collected by the drill contractors through a rotating splitter attached to the drill rig by the drilling contractor.

2.	Samples are collected in five-foot intervals and chip trays are simultaneously filled for later geologic interpretation by the drilling contractor.

3.	Nominal sample weight is between 8 and 12 pounds as collected by the drilling contractor

4.

Samples are collected in micro-pore bags to minimize loss of the fine fraction of sample. These bags are provided to the drill contractor by the Newmont drill services department. Bags are tagged with a bar code to track status and for ease of processing and marked with the hole number and sample footage interval for the lab and the project geologist by the drilling contractor.

5.	Problems with sample contamination in the rotating splitter (cyclone) are minimized by the strict practice of cleaning the inside of the cyclone regularly by the drilling contractor.

6.

All drilling problems, including lost circulation, poor sample recovery, and high water flow are discussed with the project geologist and personnel from drilling services and remedied, if possible, by the drilling contractor.

7.	Samples are prepared for shipment to the assay lab and placed in multi-sample bins by the drilling contractor.

8.

The geologist consults historical data and elects an assay procedure that is appropriate for the style of mineralization (e.g., whether there is a coarse gold issue or “nugget”, and what is the nature of the gold mineralization and gold digestion techniques) in the Lone Tree Complex geology.

9.	The geologist completes the sample submittal with all necessary analytical requests, and assay packages and submits quality-check standards (blanks) by the Lone Tree Complex geology.

10.	The geologist notifies the accredited assay lab to request a sample pick-up.

11.	Assay results are relayed to the database department and the project geologist upon completion.

12.

Sample pulps and coarse rejects are temporarily stored at the assay lab and then returned for storage at the Twin Creeks warehouse or the Winnemucca hangar-Independent assay lab by Newmont Drill Services.

13.

Significant drill intercepts or intercepts that appear anomalously low are often reanalyzed at a different lab as a quality control and verification measure as determined by Lone Tree Complex Geology personnel.

14.	Hard copies of the assay results are filed with the completed geology log for the respective hole in the geology logging facility at the Lone Tree offices by the Lone Tree Complex geology.

15.	Assay data are computerized and available for extraction by Database management.

7.1.5	Core Drilling

The following procedure pertains to core drilling and sampling at the Lone Tree Complex (Zacarias, 2006).

1.	The core is cut by the contractor by a diamond bit in 5 to 10-foot runs. The standard diameter for exploration drilling is HQ, 2 3⁄4-inch diameter.

2.	Samples are laid in boxes containing approximately 10-foot capacities by the drilling contractor.

3.	Records are maintained concerning core recovery, run length, core loss, rig time and hole conditioning, and drilling contractor.

4.	Blocks are placed in the boxes which mark the end of a core run and record the length of the run and the length of the core recovered by the drilling contractor.

5.

All drilling problems, including lost circulation, poor sample recovery, and high water flow are discussed with the project geologist and Drilling Services and remedied, if possible, by the drilling contractor.

6.

Any core loss is treated as serious and the proper remedies including fluid modification are implemented by the contractors and the drill services representative by the Drilling contractor and Newmont drill services.

7.	Boxes are stacked when filled and taken by geology to the logging facility by Lone Tree Complex geology.

8.	Core is washed (minimally) and logged for detailed geologic interpretation. Geotechnical and geology logging is done at the same time. Core loss is noted on the log by Lone Tree Complex geologists.

9.

Sample intervals are marked out in the core boxes with aluminum tags for later core cutting/sampling. Sample breaks are based on the geologist’s interpretation and lithology/structure/alteration contacts. In general samples in homogenous intervals are nominally 5 feet in length by Lone Tree Complex geology.

10.

The geologist consults historical data and elects an assay procedure that is appropriate for the style of mineralization (e.g., whether there is a coarse gold issue or “nugget”, and what is the nature of the gold mineralization and gold digestion techniques) by Lone Tree Complex Geology.

11.	The geologist completes the sample submittal with all necessary analytical requests, assay packages and submits quality-check standards (blanks) by Lone Tree Complex Geology team.

12.

The core is picked up by the drill services group and taken to Twin Creeks Mine for cutting and shipment to the assay lab. It is standard procedure to saw the core in half lengthwise and send half to the accredited assay lab and store half in the Twin Creeks warehouse. The geologist can request that the core be cut down a specific “cut line” marked and denoted on the piece of core but this is rare. Whole core (as in the 2003 program) has been sent for assay without cutting in areas where sample integrity must be ensured by Drill Services.

13.

Metallurgical/petrographic/geochemical/density testing may occur at this stage depending on the maturity of the project as determined by the Lone Tree Complex geology team, or by the One Tree Process group.

14.	The remaining half of the core is stored in the Twin Creeks warehouse or a company-rented hangar in Winnemucca by Drilling Services.

15.	Sample pulps and coarse rejects are temporarily stored at the assay lab and then returned for storage at the Twin Creeks warehouse or the Winnemucca hangar by Drill services.

16.

Assay results are relayed to the project geologist and the database manager, and a hard copy of the results is filed with the geologic log in the geology logging facilities at the Lone Tree offices by Lone Tree Complex Geology personnel.

17.

Significant drill intercepts or intercepts that appear anomalously low may are often reanalyzed at a different lab as a quality control and verification measure by Lone Tree Complex Geology personnel and an independent assay lab.

18.

Assay data is entered into an electronic database using computers and made available for extraction and geologic modeling, database management and Lone Tree Complex geology team to proceed to the data quality control and validation flowsheet.

Once core is collected, the footage blocks and cut list are checked for accuracy. The core is then laid out, washed, and logged for lithology, formation, alteration, mineralization, and structural measurements on a standardized Lone Tree Complex log form. Samples are then selected based on geologic changes or approximately every 5 feet in geologically homogenous rock. Samples are marked with aluminum tags. Core was then photographed and processed.

7.2	Collar Surveys/Locations

Collar grid coordinates have been determined by optical surveys (1960’s through late 1980’s), field estimates, Brunton compass and pacing, compass, and string distance, and most recently the use of laser survey or global positioning system measurements. Modern hole locations were transferred electronically to the database and loaded using automated data programs. Hole locations were field checked by geologists and support staff, then plotted on maps, and visually checked for reasonableness in the database.

Drills were oriented on-site using a foresight and backsight set of survey stakes. Normally these stakes are placed by the geologists using a compass to determine orientation.

Prior to the next higher-level study, additional work will be required to better understand the quality and completeness of the drill hole database.

.

7.3	Down-Hole Surveys

Determination of the hole trace was accomplished historically by projection of the initial collar orientation, using a down-hole single-shot or multi-shot film camera.

The most recent downhole survey practice includes the use of gyroscopic surveys, the results of which are automatically loaded to the drill hole database using a direct import function. Gyroscopic surveys are normally reported at 25-foot intervals. Readings are taken with reference to true north (adjustments for declination are made on-site). Magnetic interference is not generally a problem for most of the drill sites in Nevada. Care is taken to reduce the effects of nearby metal objects when compasses are used for survey tool orientation.

Standard procedure at Lone Tree was to perform a downhole survey on all holes greater than 300 feet in length. In some cases (e.g., important angle holes) shorter holes are surveyed as well. An independent contractor performs the survey. The azimuth of the drilled hole is determined using a correction from magnetic north to true north with a standard Brunton pocket transit/compass. The angle correction used for 2003 was 14.5 degrees west of magnetic north as read on the compass. This correction was standard for the contractors and the geologist lining up the drill rig. The downhole survey is done by lowering a gyro through the intact drilling steel and measuring the deviation of the original angle and the variance of the original azimuth. The survey data were recorded, and the geologist received a hard (paper) copy immediately after the survey. An electronic copy of the data was sent to Newmont database managers for inclusion in the database. Possible errors were screened by the geologist and the database managers at this stage before the data became final.

7.4	Opinion of the Qualified Person

The drilling information available for this resource estimation is adequate for estimating mineral resources for this report.

8.	SAMPLE PREPARATION, SECURITY, AND ANALYSES

8.1	Sampling

Sampling methodology and security are discussed in Section 7.1.1 as part of the drilling procedures practiced by Newmont Mining Company for RC and core drilling programs.

8.2	Sample Preparation and Analysis

Exploration drill holes were assayed at various accredited laboratories throughout the life of the Lone Tree Mine. The most commonly used internal labs include the internal company labs of Newmont, Santa Fe, and Battle Mountain. The Chemex (now “ALS Chemex”) was the most used commercial laboratory.

Sample preparation occurs at analytical laboratories, and techniques vary depending upon the laboratory and the type of analysis to be performed. Two methods are commonly used to perform gold assays. The first is crushing the entire sample, pulverizing a sample split to minus 100 to 200 mesh, subjecting a 5 to 30-gram split of the pulp to acid or cyanide, and taking readings using an atomic absorption machine. The second method, a fire assay, is to pulp the sample, add a lead litharge charge, and fire the sample in a furnace (“Fire assay”). The resulting metal bead containing gold is then weighed and dissolved in acid for analysis.

In general, fire assays with an atomic absorption (AA) or gravimetric finish were standard using 1-assay ton samples. Fire assay methods account for 99.97% of the ‘best assays’ reported in the NGM database. Multi-element ICP geochemical analyses were common but not run on every sample. All gold assay certificates and geochemical reports were copied and filed with the geologic logs. These logs are available for review in the geology logging facilities at the Lone Tree offices.

Multi-elemental analysis contained in the source database includes ICP and wet geochemistry multi-element suites analyzed by commercial laboratories, consisting of several elements determined from one sample, and XRD/XRF semi-quantitative X-ray determinations. Most X-ray analyses were accomplished in-house by the Newmont Metallurgical Services Department.

8.3	Data Security

Newmont implemented the use of an acQuire database in 2002 to store all drilling related data including assays. The database is secured by Oracle permissions, user ODBC connections across a Novell Network, and user license permissions and is maintained by designated database managers.

The Newmont Laboratory at Gold Quarry was electronically connected to the acQuire database, and an automated process transferred data every two hours. Data from the Lone Tree lab (rare) is loaded using the acQuire data input forms.

Outside lab data, primarily from ALS Chemex, was loaded using an acQuire direct import protocol. The import program also generates quality control reports for standards and check samples. Data was normally downloaded from a secure ALS Chemex web site. Access to the site was restricted to three Newmont Nevada employees via a username/password scheme. The ALS Chemex internal QA samples and results are available to Newmont Data staff. Regular audits were conducted by ALS Chemex at the request of Newmont.

Survey data was loaded using emailed survey certificates. Sample intervals are electronically created via an automated form at the Newmont sample prep facilities. These intervals update the acQuire Sample table, and contain the sample ID, footages, and sample types.

Collar creation is accomplished using form inputs. Collar creation for surface holes is restricted to Newmont data staff. The coordinates and depths are left blank until an (normally) electronic survey is sent via email or placed on the network. Depths are taken from the Geologists email, the Drill cost report, from the last assay interval, or driller’s logs.

As a result of the loss of paper copies due to rodent infestation in the storage facility, starting in 2005 the certificates from Chemex have been sent in the form of non-editable, digitally signed, PDF files. These are archived on the network. No certificates are, or have ever been, available from the internal Newmont labs, nor is QA data generally shared.

Data extractions are accomplished either using the acQuire software interface, or by use of an in-house program. Extractions are normally done by one of the two database administrators.

8.4	QA/QC Procedures

Internal check assays are performed at all labs. Pulps are retained for all assays where pulps are returned by the lab. Either pulps or coarse rejects can be re-assayed.

8.4.1	Standards

A combination of in-house Standard Reference Material (SRM) and commercially prepared SRM’s were used to control assay accuracy. In-house SRMs have been developed over many years, mainly from gold deposits on the Carlin Trend. Commercial SRMs were obtained from Geostats Pty Ltd in Australia. SRMs represent all grade bins very high-grade, high-grade, medium-grade, and low-grade gold in oxide and refractory mineralization. Values have been established for the in-house SRMs for gold assays only, using round robin analysis. Earlier Standard reference materials (SRMs) were submitted at a nominal frequency of one every 60 meters (200 feet), or one SRM for every 40 samples.

8.4.2	Blanks

Generally, for RC drilling, blanks are inserted at intervals of 15 meters (50 ft) and multiples of 15 meters (50 ft). For core drilling samples, blanks are inserted at nominal 60 meters (200 feet) intervals. This results in a frequency of SRM insertion of between 2% to 5%. The actual rate of insertion depends on the time of operation.

8.4.3	Check Samples

Approximately 5% of the total material is dispatched to umpire laboratories as part of the check assay program. Typical checks will be conducted on pulps and coarse reject samples to test the analytical processes and preparation procedure. Overall, each sample batch submitted for analysis will contain between three to seven check samples.

8.5	Opinion of the Qualified Person

The QA/QC processes followed on-site for the collection of samples, and preparation for chemical analyses of industry standards. The use of blanks and check samples to cross-check the laboratories are similar to industry practices globally. Overall the QA/QC processes followed provide sufficient assurance for making the geological data reliable for use in the estimation of mineral resources.

9.	DATA VERIFICATION

9.1	On-site Verification of Data and Information

As a part of the S-K 1300 report work, Mr. Brian Arthur and Dr. Abani Samal made a site visit on Wednesday, August 28th, and Thursday, August 29th, 2024. A prior site visit was also completed on July 7th and 8th, 2021 as a part of the 2021 NI 43-101 report. During the site visit the following tasks were completed.

●	The general geology of the deposit was reviewed in the field.

●	Select drill hole intercepts were physically verified.

●	Verification of available core and core-logging, and cutting facilities at the new Lone Tree storage facility.

●	Visited to the leach pads and the mill facilities and had detailed discussions with site personnel.

●	Verification of the on-site laboratory procedures.

Drill Hole Locations: The verification of locations of select holes was completed in 2021 and those locations have not changed. No new holes have been drilled since the 2021 technical report was published. Therefore, the outcomes of the 2021 review of the drill hole locations are still valid.

The location of the most recent drill hole LTE-20001 drilled in 2020 is shown in Figure 9-1. Additionally, existence of other drill holes in the Sequoia zone were also verified during the 2021 site visit. Location of the LTE-20001 hole was cross-checked with the collar data and found to be accurate. The hole locations are preserved with a wooden stick and an aluminum plate (Figure 9-1). It should be noted that the numbers shown on the aluminum plate are not the actual drill hole numbers, but rather reference numbers that link to the drill hole numbers.

Figure 9-1:Location of LTE-20001 on the West Side of the Lone Tree Pit

Figure 9-2:Location Tag of an Exploration Drill Hole in Sequoia

Exploration holes were drilled over time while the Lone Tree mine was being developed and mining was progressing. This makes it impossible to cross check the actual locations of the drill holes inside the current pit limit.

Verification of Drill Core Logs: During the 2021 trip, the drill cores were personally checked and mineralizations on certain core intercepts were verified at the core-processing center of NGM at their Battle Mountain location. The drill cores were processed as per industry best practices. The drill core processing and logging facility of NGM was well equipped with core cutting tools and logging tables. Half of the mineralized portion of each drill core was sent to the laboratory for assay. The remaining halves of the core were well preserved in core trays, as shown in the Figure 9-3.

After the acquisition of the Lone Tree property, portions of the drill cores and RC chips of selected intercepts of the latest hole drilled by Newmont/NGM (LT 20001) were transferred to i-80. Half cores and chips of selected intercepts of this hole were laid on tables as shown in Figure 9-4 and Figure 9-5. During this onsite verification of drill cores and chip samples, a portion of the lithological logs for this hole was also reviewed. This core logging was done by NGM geologists.

Figure 9-3:An Example of a Mineralized Core Stored in a Core Box

Figure 9-4:Half Core of LTE-20001 from 2544 ft to 2549 ft with 1.215 ppm Gold Grade

Figure 9-5:The Chip Samples from the Upper Portion of the Hole (LTE-20001)

During both the 2021 and recent visits, discussions were held on the characteristics of mineralization and textural features with the geologists in charge. A few pictures of core boxes and some core logs were taken as examples of the detailed logging procedures. It was noted that the processes followed have been consistent throughout the life of the Lone Tree deposit.

Figure 9-6:The Pulps Preserved in a Storage Area of i-80

During this site visit, the storage facility of i-80 was inspected. The pulps of old drill holes were stored with a digital database and map of the storage area. Figure 9-6 is an example of how the pulps are labeled. No drill core from the older holes was available for inspection. Some pulps will be sent for re-analysis with selected cores from the LTE-20001 holes.

The rejects from geochemical analysis were stored in barrels. These were not well labelled and documented.

9.2	Review of the QA/QC procedure

During the 2021 site visit, the QP was given access to the core processing facilities and a review of the available documents on the QA/QC procedures. The onsite exploration QA/QC procedures were reviewed and discussed during meetings held during the above-mentioned visits. Nothing has changed since then.

9.2.1	Re-assay of pulps and drill cores

To cross-check the assay data of Lone Tree that was acQuired by i-80 for trustworthiness, it was decided to re-assay selected drill cores and pulps available to i-80. A list of selected intercepts of drill holes with available pulps was provided to the geologist in charge of i-80 for re-assay. A total of 194 samples were selected for re-assay. Out of 194 samples, 183 pulps were selected from 19 holes, and 11 core samples were selected from the drill hole LTE-20001. These samples were randomly chosen from various depths and with various known assay values as shown in Table 9-1:Details of the Samples Selected for Re-assay.

Table 9-1:Details of the Samples Selected for Re-assay

Hole Number	Number of re- assayed data	Depth_min (ft)	Depth_max (ft)	Type of samples
LTE-01473	12	180	320	Pulp
LTE-01474	13	95	280	Pulp
LTE-01475	8	190	260	Pulp
LTE-01476	11	60	260	Pulp
LTE-01478	9	195	340	Pulp
LTE-01479	9	180	340	Pulp
LTE-01480	13	115	420	Pulp
LTE-01481	10	120	315	Pulp
LTE-01482	10	30	300	Pulp
LTE-01484	11	175	250	Pulp
LTE-01485	7	25	245	Pulp
LTE-01487	9	140	280	Pulp
LTE-01488	7	160	255	Pulp
LTE-01489	9	205	280	Pulp
LTE-01490	7	260	330	Pulp
LTE-01491	7	70	320	Pulp
LTE-01492	13	140	265	Pulp
LTE-01500	9	65	200	Pulp
LTE-01502	9	130	270	Pulp
LTE-20001	11	1642	2572	Core

9.2.1.1	Summary of Re-assay Data

The samples were sent to the ALS laboratories, where certified reference materials (CRM) and blank samples were inserted. A CRM was inserted at every 8 to 10 samples. Four different certified reference materials (CRM) were used: Oreas 277, Oreas 264, Oreas 279, and CDN-GS-P6E. Details of the CRMs are shown in Table 9-2.

Table 9-2:Descriptions of the CRMs Used

CRMs	Unit	Statistical mean	Standard Deviations	Analytical Method (summary)
Oreas 277	ppm	3.39	0.12	Fire assay (15-50g charge weight) with AAS (ICP-OES or ICP-MS finish;
Oreas 264	ppm	0.307	0.011	Fire assay (15-40g charge weight) with AAS, ICP-OES or ICP-MS finish
Oreas 279	ppm	6.55	0.218	Gold by fire assay (15-50g charge weight) with AAS, ICP-OES or ICP-MS finish
CDN-GS-P6E	g/t	0.572	0.0155	30g FA / AA or ICP Finish

The analytical results were compared to the original assay data. Figure 9-7 suggests that the re-assayed data were very close to the original assay data. However, there are some assay data with substantially large -differences from the original data, out of which most are very low-grade data (Figure 9-8). These results suggest that the original drill hole assay data acquired by i-80 from Newmont / NGM are of reliable quality without any major concerns.

Figure 9-7:Comparison of the Re-assayed Analytical Results with the Original Data.

Figure 9-8:The Relationship Between the % Differences Original Au Assay Data

9.2.2	Database Review

A detailed database review was conducted during 2021. The drill hole data was shared by the NGM staff via an electronic cloud-based data room facility and organized in multiple Excel files. Dr. Samal (the lead author of this report) compiled the data using Vulcan software. A total of 1839 drill hole data was selected for independent assessment of mineral resources. Using Vulcan software, drill hole data were checked for errors.

●	For this report, a small set of drill holes was selected to cross-verify the assay data. No errors in the drill hole database were found.
●

A significant number of holes had lithological logs. However, out of 1840 selected holes 362 holes had no lithological logs (Refer to Section 7.1). This had no impact on mineral resource estimates for this report.

The processes followed for drill core collection, storage, and sample preparation are well documented in the form of standard operational procedures. The procedures meet industry best practice guidelines for exploration data, which adds to the reliability of the geological interpretation and assay data.

●	Bias Study: A study was conducted by NGM (then Newmont) to examine potential bias in the database due to various types of drilling. In this study, the exploration data above and below the water table were considered. The study found bias between rotary hole samples below the water table and core or blast holes. However, as the mine deepens, the proportion of core to rotary composites will increase making it unnecessary to correct for the defined bias. No bias adjustments were used in the resource model (Zacarias, 2006).

9.3	Opinion of the Qualified Person

The QP responsible for producing an independent assessment of mineral resources below the current pit reviewed the data and information available for the Lone Tree deposit. These included the topographic data, the drill hole data, the geological interpretation data, the density data, and documents supporting the processes and procedures followed for collection, compilation, storage, security, and quality control.

The above-mentioned reviews concluded that data collected by Newmont/NGM on the Lone Tree Project was acquired using adequate quality control procedures that generally meet industry best practices for an operating mine. The Quality Assurance and Quality Control (QA/QC) processes followed for maintaining the quality of the data meet the best practices guidelines as outlined in § 229.13053 (Item 1305) of Regulation S-K (Subpart 1300). The data is adequate for use in undertaking a mineral resource estimate.

It is the opinion of the QP that the data provided by NGM in 2021 is suitable to be used as the basis of a mineral resource estimate in this project and can also be used in the future studies on Lone Tree. Therefore, no changes are required in the resource model parameters as discussed in Section 11.

10.	MINERAL PROCESSING AND METALLURGICAL TESTING

Newmont did a metallurgical study on ore from the Brooks deposit which was mined and processed between 2015 and 2020. During the ten years of operation prior to the acquisition by i-80, Newmont did not conduct any comprehensive metallurgical studies on ore from the Lone Tree deposit. Since its acquisition in 2021, i-80 has not conducted any metallurgical tests or pilot studies on Lone Tree ore(s).

The remaining mineralization in the Lone Tree deposit is located in extensions of the mineralized zones and structures that were mined and processed by Newmont between 1991 and 2019. Therefore, processing data drawn from historical production reported by Newmont/NGM was used to support the metallurgical performances reported herein.

Most of the remaining mineralization in Lone Tree is expected to be sulfidic and require autoclave pretreatment to facilitate gold leaching. Some low grade oxide and high grade

3 17 CFR Subpart 229.1300 —Disclosure by Registrants Engaged in Mining Operations (Electronic Code of Federal Regulations (e-CFR) Title 17—Commodity and Securities Exchanges CHAPTER II—SECURITIES AND EXCHANGE COMMISSION PART 229—STANDARD INSTRUCTIONS FOR FILING FORMS UNDER SECURITIES ACT OF 1933, SECURITIES EXCHANGE ACT OF 1934 AND ENERGY POLICY AND CONSERVATION ACT OF 1975—REGULATION S-K)

oxide ores are also expected but not valued as significant in this study. The historical and proposed recoveries for each material type are shown in Table 10-1 and are expected to prevail in the remaining material.

Table 10-1:Recoveries and Material Types or Lone Tree

Mine	Definition	Process	2005 Actual[4] (%)	Life of Property Actual (%)	Proposed Au Recovery[1] (%)
Lone Tree	High Grade Oxide ore	CIP/CIL	94.2	NA	60.0
Lone Tree	High Grade Sulfidic Ore	Autoclave/CIL[2]	94.6	93.05[5]%	94.9
Lone Tree	Concentrates	Autoclave/CIL	91	NA	93.9
Lone Tree	Low Grade Sulfides	Flotation[3]	77.52	81.35[5]%	78.59
Lone Tree	Low Grade Oxides	Heap Leach	NA	81[6]%	67.3
Lone Tree	Leach Grade Sulfides	Heap Leach	NA	NA	63.6
1.	Source - Zacarias, P., A., February 28, 2006, 2005 Mineral Resource and Ore Reserve Report as of December 31, 2005, pp65.
2.	Autoclave recovery based on acid autoclave.
3.	Flotation Recovery - Recovery is to Concentrate= 83.7% and then 93.9% recovery from the Concentrate results in a - Combined Recovery - 83.7(93.9) = 78.59%.
4.	Source - 2005 LT Summary.xls
5.	Source - Lone Tree Statistics (1998 - H1 2019).xlsx.
6.	Source - 2.4.4.1.3 Brooks leach curve EA.25.xlsx and i-80 Pad Tracking LoneTree.xlsx

Details of metal recovery and cost estimates for various processing methods are discussed in Section14.

10.1	Opinion of the Qualified Person

It is the opinion of the qualified person that the extension of the historical factors to ores that have yet to be mined is sufficient to support this Mineral Resource Estimate. The following comments in support of the declaration are believed to be true.

●	The same ore types and process methods are projected for future mining and process activities as Newmont exploited historically.
●	The historical production values reported by Newmont are believed to be accurate.

11.	MINERAL RESOURCE ESTIMATES

GeoGlobal was mandated to review the estimates of in-situ mineral resources of the Lone Tree deposit made in 2021 and update them as appropriate. The following data was available for use in the resource estimation process. Maptek’s Vulcan Version 2023.4.1 software tool was used for this purpose.

11.1	Datasets

As mentioned in Section 9, the database provided by Newmont/NGM in 2021 and used in the 2021 resource estimates contains reliable data and is valid for use in this project.

11.1.1	Drill Holes

The dataset contains 3,396 drill holes. This dataset includes holes from Lone Tree, Buffalo Mountain, Lynn, and Second Chance exploration properties. Drill holes close to Lone Tree were selected. This selection contains 1840 drill holes (Figure 11-1). The coordinate system used is the local Lone Tree mine-grid system.

11.1.2	Other Data Sets

●	Triangulations representing topography including the latest pit-outline and pre-mining topography.

●

Three dimensional geological interpretations of rock types and interpretation of fault planes were created using Leapfrog software tool. During this process geological units were combined as shown in Figure 11-2.

●	A block model was created using Newmont’s in-house software TSS 3-dimensional modeling Geomodel software. Details are discussed later in this section of the report.

Figure 11-1:Location of the Drill Holes at the Lone Tree Project

Figure 11-2:The Geological Codes Used In Creating Solid Model

11.2	Geological Interpretation and Lithological Models

As discussed in Section 7, the mineralization at Lone Tree is primarily controlled by fault systems within certain rock types. It is clear that not all rock types are mineralized equally; rather mineralization occurs variably within three Paleozoic rock sequences at the Lone Tree deposit: the Valmy Formation, the Antler Sequence and the Pennsylvanian-Permian Havallah sequence rocks. The Wayne zone is known for rich-mineralization due to the Powerline fault cutting through the favorable rock-types. The rock-type models include five lithologic groups as listed below.

o	Quaternary/tertiary alluvium, colluvium etc (QAL).
o	Mississippian Permian Havallah (Phv).
o	Permian Edna (Pem).
o	Pennsylvanian Battle Mountain (Pb).
o	Ordovician Valmy (Ova).

Figure 11-3 is a vertical Cross Section along 28000 N. This figure shows the geological model created by the NGM geologists that has been adopted for this resource estimation process.

Figure 11-3:A Vertical Cross Section at 28000N (Looking North)

The Power Line fault is the most important structural zone at the Lone Tree deposit. As shown in Figure 11-4, the mineralization appears to be controlled largely by these structural elements. The other major fault at the mine is the Sequoia fault on the south side of the deposit.

Figure 11-4:A Vertical Cross Section with Rock-type Models (27300N)

A block model with dimensions listed in Table 11-1, was created to estimate mineral resources of the Lone Tree deposit. The block model is oriented parallel to the Lone Tree mine grid coordinate system.

Table 11-1:Block Model Geometry

	East (X)	North (Y)	Elevation (Z)
Origin	78575	20475	-1200
Block dimensions	50	50	20
Number of blocks	200	300	310

11.3	Lithology Model

The lithology model was updated using the new lithology solids provided by NGM. The block model was coded based on the geology triangulation model. The variable is ‘newlith’. The codes assigned are presented in Table 11-2.

Table 11-2:The Lithology Codes Used in the Block Model

Lithology	‘newlith’ code in the block model	NEWGEOL variable in the composite data
QAL: Quarternary/ tertiary alluvium, colluvium, etc.	1	1
Phv: Missi., Perm. Havallah	2	2
Pem: Perm. Edna	3	3
Pb: Pennsylvanian Battle Mountain	4	4
Ova: Ordovician Valmy	5	5

The lithology block model shown in Figure 11-5 has been coded with the drill hole lithology codes as shown in Figure 11-3.

Figure 11-5:The Lithology Block Model (28000 N, Looking North)

11.4	Exploratory Data Analysis and Compositing

The purpose of the exploratory data analyses (EDA) is to characterize the dataset so that it can be effectively used in grade interpolation and resource estimation. The results of the EDA process help in developing parameters for grade interpolations as discussed below.

In this project, the EDA section was reviewed. No changes were made to the results of the EDA.

Figure 11-6:Histogram of Drill Hole Assay Lengths

11.4.1	Compositing

Nearly 93% of the drill hole intercepts are five feet long (Figure 11-6). To minimize grade dilution due to compositing and create a database with sample intervals with equal lengths the drill hole data were composited on five-foot (5.00 ft) intervals.

11.4.2	Statistical Analyses of Composited Data

The general statistics of the gold composited data (ounces per ton) are presented in Table 11-3. Figure 11-7 compares the means and standard deviations of all five lithology types.

Figure 11-7 shows that the Havallah formation (Phv) has the dominant number of composites. The figure also suggests that the Edna formation (Pem) data hosts higher gold assays compared to other lithology types. The variability of the gold assays (measured by two standard deviations in this figure) is also greatest in the Edna formation.

The use of confidence interval (CI) is a better measure of variances for comparing sample sets of different sizes, as in the CI, the standard deviation is normalized by the number of samples that compares the means and variabilities of the composites in different rock types. Figure 11-8 further confirms that the gold assays in the Pem (Edna formation) are of highest grade followed by Pb (Battle Formation) and Ova (Valmy).

Table 11-3:General Statistical Characteristics of the Gold (AuFA, opt)

Lithology	Num Samples	Min	Q1	Median	Q3	Max	Mean	Standard Dev.
Newgeol:1 (QAL)	9711	0.000	0.001	0.001	0.002	1.379	0.005	0.029
Newgeol:2 (Phv)	119337	0.000	0.001	0.001	0.001	2.410	0.009	0.049
Newgeol:3 (Pem)	23193	0.000	0.001	0.006	0.028	5.652	0.036	0.089
Newgeol:4 (Pb)	12401	0.000	0.001	0.004	0.014	2.074	0.020	0.059
Newgeol:5 (Ova)	27940	0.000	0.001	0.003	0.011	1.014	0.016	0.045
Newgeol 0 (not tagged)	11212	0.000	0.001	0.001	0.001	0.078	0.001	0.002
All	203794	0.000	0.001	0.001	0.004	5.652	0.013	0.054

The histograms of all composites are presented in the Figure 11-9. Histograms show that the Havallah (code 3, Phv) are relatively low-grade rocks. In the cumulative frequency plot of the same dataset

Figure 11-10), it appears that the gold composites of the Edna formation (Pem) have higher proportions of higher-grade intercepts compared to the other rock types.

Figure 11-7:Comparison of Data Statistics of All Lithology Types

Figure 11-8:Comparison of Sample Means and Confidence Intervals

Figure 11-9:Histograms of Gold Assay Values (AuFA) by Lithology

Figure 11-10:Cumulative Frequency Plots of Gold Composites (AuFA)

11.4.3	Contact Plots

Contact plot analyses of AuFA across different lithological boundaries are done to determine the behavior of AuFA near the lithological boundary. This information is important in deciding whether to treat the geological areas as formal ‘domains’ for grade estimation and whether to treat the boundaries as hard or soft boundaries. In this project, Vulcan software was used for contact plot analysis.

The contact plot of AuFA for the boundary between Qal (Quarternary Alluvium) and (Phv Havallah) shown in Figure 11-11 indicates that the Qal is relatively low grade compared to Phv. The gold values change gradually across the boundary. This interpretation is non-conclusive.

The contact plot of AuFA for the boundary between (Phv Havallah) and Pem (Edna) is presented in Figure 11-12. The Pem is of higher grade than the Phv. The contact between Phv and Pem is not sharp, but distinct.

The contact plot analyses shown in Figure 11-11 through Figure 11-14, indicate that the gold assays behave differently for different rock types. Even though the contacts are not sharp they are distinct.

Figure 11-11:Contact Plot of AuFA for the Boundary Between Qal and Phv

Figure 11-12:Contact Plot of AuFA for the Boundary Between Phv and Pem

Figure 11-13:Contact Plot of AuFA for the Boundary Between Pem and Pb

Figure 11-14:Contact Plot of AuFA for the Boundary Between Pb and Ova

11.5	Geological Domains

Based on the statistical analysis above the lithology units are considered as domains within which the mineralization is assumed to behave consistently throughout. The variogram analyses and interpolation parameters are derived for the gold grade estimation within the lithological domains.

11.6	Variogram Analysis

The statistical analysis, as discussed earlier, provides the information used for variogram analysis. The variogram analysis process is presented in the Figure 11-15. Variography is a stepwise process.

Figure 11-15:Steps Followed in Variogram Analysis

A detailed review of the variogram process and results used in the 2021 resource estimation project was conducted. The results of variogram analysis are valid for use in the resource estimation process.

i.

Declustering: When the drill hole data shows clustering effects, at certain locations the drill hole intercepts are closer to each other compared to other locations. A cell declustering process corrects potential bias due to preferential sampling of high-grade zones.

ii.	Variogram Map: To find the inherent spatial anisotropy of the database, variogram maps of each variable lithologic domain are calculated using declustered data.

●

Variogram maps are calculated for various lag lengths, tolerance angles and distances of tolerances. Angles of tolerances are ideally kept at half of the angular sectors in a variogram map. The maximum distances of tolerances are kept at half of the lag distance. The variogram maps are shown in Appendix B.

●

The variogram maps indicate a North-South and East-West orthogonal set of anisotropies. These anisotropy interpretations correspond to the structural controls of mineralization and hence are geologically valid.

iii.

Experimental variogram calculation: The experimental variograms are calculated along the three orthogonal directions as selected from the variogram maps. The angles of tolerance are ideally kept at half of the angular sectors in a variogram map. The maximum distances of tolerance are kept at half of the lag distance. The experimental variograms are saved for modelling.

iv.	Variogram model: An approved type of variogram model is selected for fitting to the experimental variograms calculated in the prior stage.

v.

A set of three orthogonal variogram models is fitted for each of the elements within each of the lithological domains. As variograms are fitted for the one domain, they do not show regional anisotropy and display geometric anisotropy. This implies same sill and nugget effects for all three variogram models in a set. The variogram ranges may change (anisotropy) in three directions. In this exercise, multiple structures for variogram models were not observed. Variogram model parameters are presented in the Table 11-4. The Variogram models are presented in Appendix C.

Table 11-4:Variogram Parameters of AuFA

Lithology units		Azimuth	Dip	Ranges
Newgeol: 1 (QAL)	Major Axis	0	0	90
	Semi-Major Axis	90	0	70
	Minor Axis	90	-90	200
	Nugget	0.00002
	Sill	0.000155
Newgeol: 2 (Phv)	Major Axis	0	0	90
	Semi-Major Axis	90	0	90
	Minor Axis	90	-90	200
	Nugget	0.0005
	Sill	0.001
Newgeol: 3 (Pem)	Major Axis	0	0	100
	Semi-Major Axis	90	0	60
	Minor Axis	90	-90	150
	Nugget	0.002
	Sill	0.0048
Newgeol: 4 (Pb)	Major Axis	0	0	100
	Semi-Major Axis	90	0	200
	Minor Axis	90	-90	120
	Nugget	0.0005
	Sill	0.004
Newgeol: 5 (Ova)	Major Axis	0	0	75
	Semi-Major Axis	90	0	75
	Minor Axis	90	-90	150
	Nugget	0.0003
	Sill	0.000995

11.7	Density /Tonnage Factor Model

NGM determined density factors for the rock types in the Lone Tree deposit in 2003. This work was reviewed and deemed satisfactory for use in this resource estimate. The block model used tonnage factors for various lithological units. This variable was imported from the NGM Block model. The statistics of the tonnage factors are shown in Table 11-5.

Table 11-5:Tonnage Factor by Geologic Unit (ft3/ton)

Lith Units	Num Samples	Min	Median	Max	Mean	Standard Deviation
Newgeol:1 (QAL)	163658	12.20	16.00	16.00	15.66	0.93
Newgeol:2 (Phv)	414357	12.20	13.10	16.00	13.21	0.55
Newgeol:3 (Pem)	69318	12.20	13.10	16.00	12.91	0.50
Newgeol:4 (Pb)	28926	12.20	13.10	16.00	13.18	0.55
Newgeol:5 (Ova)	632029	12.20	13.10	16.00	13.12	0.29
Newgeol 0 (not tagged)	1308288	12.20	13.10	16.00	13.46	0.98

11.8	Grade Interpolation

Variogram models could be fitted for AuFA for all geological domains (Table 11-4 and Appendix C). Therefore, ordinary kriging (OK) was chosen as the interpolation technique over non-geostatistical techniques such as inverse distance power (IDP).

The different lithology units were considered unique geological domains. For the estimation of gold grades within a particular domain, the composites within that domain were used. The boundaries between various domains were considered hard boundaries.

The key points in the interpolation of AuFA grade are listed below.

i.	No data are treated as an absence of data.

ii.	Value zero is treated as zero value.

iii.	The search ellipsoids are designed according to the orientations of the variogram models. Multi-pass search ellipsoids are used for estimating copper grades in each domain.

iv.	The first search ellipsoid is the smallest one.

v.	The axes of the next consecutive passes are relatively larger.

vi.	A restricted search ellipsoid of 50ft X 50 ft X 30ft is used for the inclusion of high-grade values. A 0.25 opt Au was considered the high-grade value in the grade interpolation.

The following additional variables are saved along with the kriged gold values.

i.	Interpolation pass numbers.

ii.	Blocks estimated during the first pass are tagged as 1.

iii.	Blocks estimated during the second pass are tagged as 2.

iv.	Blocks estimated during the third pass are tagged as 3.

v.	Blocks estimated during the fourth pass are tagged as 4.

vi.	Blocks estimated during the fifth pass are tagged as 5.

vii.	The average distance from samples from block centers.

viii.	The distance of the closest sample from block centers.

ix.	Number of samples used to estimate each block.

x.	Number of holes.

xi.	Nearest Neighbor Estimate (closest sample value).

xii.	Kriging variance, which is a measure of error of estimation.

Note: This parameter should be used in conjunction with other variables.

xiii.	Kriging efficiency: A measure of quality of grade estimation using ordinary kriging.

Note: This parameter should be used carefully as the mathematics are not well proven to be robust.

The interpolation parameters for AuFA estimation are shown in Table 11-6.

Table 11-6:Interpolation Parameters Used for Estimation of Gold Grades

	Drill hole limits			Sample Criteria			Axes			High Yield Limits
ID	Holes / estimate	Minimum / hole	Maximum / holes	Min	Max	Max. / hole	Major	Semi- Major	Minor	Threshold	Major axis	Semi- major	HYL - Minor
ova5_1	No	1	10	2	20	X	50	50	20	0	50	50	50
ova5_2	Yes	2	10	8	24	6	90	90	100	0.25	50	50	30
ova5_3	Yes	2	10	6	24	6	130	130	150	0.25	50	50	30
ova5_4	Yes	2	10	4	24	6	160	160	200	0.25	50	50	30
ova5_5	No	1	10	2	24	X	180	180	200	0.25	50	50	30
pb4_1	No	1	10	2	20	X	50	50	20	0	50	50	50
pb4_2	Yes	2	10	8	24	6	90	90	100	0.25	50	50	30
pb4_3	Yes	2	10	6	24	6	130	130	150	0.25	50	50	30
pb4_4	Yes	2	10	4	24	6	160	160	200	0.25	50	50	30
pb4_5	No	1	10	2	24	X	180	180	200	0.25	50	50	30
pem3_1	No	1	10	2	20	X	50	50	20	0	50	50	50
pem3_2	Yes	2	10	8	24	6	90	90	100	0.25	50	50	30
pem3_3	Yes	2	10	6	24	6	130	130	150	0.25	50	50	30
pem3_4	Yes	2	10	4	24	6	160	160	200	0.25	50	50	30
pem3_5	No	1	10	2	24	X	180	180	200	0.25	50	50	30
phv2_1	No	1	10	2	20	X	50	50	20	0	50	50	50
phv2_2	Yes	2	10	8	24	6	90	90	100	0.25	50	50	30
phv2_3	Yes	2	10	6	24	6	130	130	150	0.25	50	50	30
phv2_4	Yes	2	10	4	24	6	160	160	200	0.25	50	50	30
phv2_5	No	1	10	2	24	X	180	180	200	0.25	50	50	30
qal1_1	No	1	10	2	20	X	50	50	20	0	50	50	50
qal1_2	Yes	2	10	8	24	6	90	90	100	0.25	50	50	30
qal1_3	Yes	2	10	6	24	6	130	130	150	0.25	50	50	30
qal1_4	Yes	2	10	4	24	6	160	160	200	0.25	50	50	30
qal1_5	No	1	10	2	24	X	180	180	200	0.25	50	50	30

11.9	Resource Classification

Resource classification is a process of assigning confidence to the mineralized body by a Qualified Person (QP) based on geological continuity, quality of data, and the quality of resource estimation. As discussed in Section 9, NGM has followed the QA/QC programs which meet the industry best practices guidelines.

The geological interpretation of the lithological units produced by the NGM Geologists is still valid and ensures reliability for use in grade estimation and assigning confidence to classify the inventory of materials that meets the criteria for reasonable prospects for economic extraction (RPEE) of the mineral resource as defined in the SK 1300 (§ 229.1302 17 CFR Ch. II, 4–1–24 Edition). The processes followed for estimating gold grades for the Lone Tree deposit meet the industry best practice guidelines as referred to in the SK 1300. Using sample and distance criteria, all blocks contained below the current pit limit (Figure 11-16) are considered candidates for the tests of RPEE.

Figure 11-16:Blocks Below the Current Pit Used for the Optimized Pit shell

11.10	Criteria for Reasonable Prospect for Economic Extraction

To meet the RPEE criteria, an optimized pit shell was created within which all blocks will be considered as resources. An optimized pit shell was generated using a $2,175 gold price, $44.50 per ton milled Autoclave processing cost, $29.91 per ton milled flotation processing cost (Refer Section 14.5), and 94.9% recovery factor for autoclave and 78.6% recovery factor for flotation (Refer Section 10, Table 10-1) based on the operational data from i-80 Gold. The gold price of $2,175 was provided by i-80 using the consensus forward prices as of December 2024 as provided by major Canadian financial institutions.

●	Gold Price as of December 31, 2024:

Gold is a fungible commodity with reputable smelters and refiners located throughout the world. The price of gold has reached all-time highs in 2024 with December’s price averaging 2,644 per ounce. As of December 31, 2024, the three-year trailing average gold price was $2,044 per ounce and the two-year trailing average price was $2,166 per ounce.

The registrant may also rely on published forecasts from reputable financial institutions. The current long-term price forecast by the Canadian Imperial Bank of Commerce (CIBC) is $2,169 per ounce. The commodity prices are chosen not to materially exceed financial institution forecasts or the two-year trailing average price. The gold price selected for estimating Mineral Resources disclosed in this technical report is $2,175 per ounce.

This pit shell meets the RPEE criteria and, hence, will be used for resource statements. The cutoff grade is the minimum gold grade at which the value for ore processing is positive and applying a 3% royalty. The cutoff grade used is 0.018 ounces per ton or 0.62 grams per metric tonne.

The following parameters (Table 11-7) are used for generating the optimized pit limit. The optimum pit shell was developed by Mr. Paul Gates, an associate of GeoGlobal. This pit shell will be referred to as the $2,175 pit shell.

Table 11-7:Optimum Pit Criteria Applied to Resource Estimate

Variables	Value	Notes

Au Price per ounce	$2,175	Provided by i-80 Gold

Mine Cost ($/ton)	$3.00	Rock (Provided by i-80 Gold)
	$2.75	Fill material (Provided by i-80 Gold)

Processing + G&A Cost ($/ton)	$44.50 for autoclave $29.91 for flotation	Assume 2,500 tons per day autoclave and 5,000 tons per day Flotation (Refer Section 14)

Recovery	94.9% for autoclave 78.6% for flotation	Refer to Section 10, Table 10-1

Royalty	3.0%	NSR

Cutoff Grade	0.018 Opt	(i.e. 0.62 g/Tonne) Refer discussions above

Slope Angles	40°-45°	Azimuth from 20[o] to 219[o] slope angle 45[o] Azimuth from 220[o] to 19[o] slope angle 40[o]

11.10.1	Inferred blocks

All blocks within the $2,175 pit shell were tagged as inferred category (auok_mii = 3). All blocks within the $2,175 pit shell were estimated using at least two holes, a minimum of 4 composites. Additionally, 90% of these blocks have composites within 120 feet, and more than 77% of these blocks have composites within an average distance of 120 feet. It should be noted that the variogram models show ranges of 100 to 120 feet. Any portion of these blocks contained within a Resource pit shell is well qualified to be reported as inferred resources.

11.10.2	Indicated blocks

All blocks within 40 to 50 feet (one bench height) from the current pit can be indicated based on additional criteria considered:

●	The geology and mineralization in blocks are partially exposed at the current pit and supported by previously drilled blast hole / infill drilling data
●	Continuity of geology and mineralization exposed on the pit-surface can be comfortably projected one bench below

The blocks classified as inferred and indicated category resources are shown in the Figure 11-17. At this time, no measured resources are defined for the Lone Tree deposit.

11.10.3	Inventory of Mineral Resources

The estimates of indicated and inferred category mineral resources within the optimized pit shell are provided in Table 11-8 for various cutoff grades.

Figure 11-17:The Blocks Classified as Indicated and Inferred Category Resources

Table 11-8:Inventory of Mineral Resources Within $2,175 Pit Shell

	Indicated Resources (auok_mii=2)			Inferred Resources (auok_mii=3)
Cutoff (Au (OpT)	Au(OpT)	Tonnage	Oz Gold	Au (OpT)	Tonnage	Oz Gold
0.01	0.0379	12,838,420	486,191	0.0383	80,822,109	3,096,295
0.011	0.0399	11,953,766	476,955	0.0396	77,316,387	3,059,409
0.012	0.0414	11,340,975	469,857	0.0408	74,159,800	3,022,753
0.013	0.0430	10,749,461	462,442	0.0421	70,926,196	2,982,447
0.014	0.0445	10,232,365	455,545	0.0433	68,085,392	2,944,693
0.015	0.0459	9,781,243	448,959	0.0444	65,374,935	2,905,262
0.016	0.0475	9,308,452	441,686	0.0456	62,821,268	2,865,278
0.017	0.0489	8,886,209	434,713	0.0468	60,422,522	2,825,961
0.018	0.0504	8,478,659	427,579	0.0478	58,340,344	2,789,252
0.019	0.0517	8,159,931	421,705	0.0489	56,318,134	2,752,267
0.02	0.0528	7,878,278	416,209	0.0499	54,495,014	2,716,576
0.022	0.0554	7,292,916	403,955	0.0521	50,574,558	2,634,429
0.024	0.0578	6,792,444	392,399	0.0542	47,127,926	2,554,805
0.026	0.0606	6,255,499	379,021	0.0565	43,713,643	2,469,384
0.028	0.0634	5,770,842	365,987	0.0588	40,550,374	2,384,362
0.03	0.0659	5,378,369	354,596	0.0608	37,958,241	2,309,000

Figure 11-18 and Figure 11-19 represent the grade tonnage curves of indicated and inferred category mineral resources.

Figure 11-18:The Grade Tonnage Curve of Indicated Category Resources

Figure 11-19:The Grade Tonnage Curve of Inferred Category Resources

11.11	Model Validation

11.11.1	Cross Sections

Figure 11-20 presents a vertical Cross Section at 29000N (facing north) with gold grades of the drill holes overlain by the estimated gold grades in the block model using the same color code.

Figure 11-20:Estimate Blocks with Assay Data Within the $2,175 Pit Shell

This figure is presented to visually validate the grade estimates in the block model with the drill hole data. The gold estimate grades in the block model represent the spatial distribution of gold assay values in the drill hole intercepts reasonably well.

11.11.2	Statistical Validation

Statistical validation of the final estimates of gold (auok) includes charts and table of various variables as discussed below.

●

Number of holes used: All blocks classified as indicated and inferred were estimated using at least two drill holes with approximately 55% of blocks being estimated using more than two holes (Figure 11-21 and Figure 11-22).

Figure 11-21:Histogram of Holes Used for Estimating Indicated and Inferred Blocks

Figure 11-22:Histogram of the Holes Used for Estimating Indicated and Inferred Blocks

●

Number of samples used: All blocks are estimated using at least two holes and six samples. As shown in Figure 11-23, approximately 88% of the blocks were estimated using more than eight samples. Additionally, 64% of all indicated blocks and 61.5 % of inferred blocks were estimated using up to 14 samples (Figure 11-24)

Figure 11-23:Number of Composites Used to Estimate Blocks with Gold Grade

Figure 11-24:Number of Composites Used to Estimate Blocks

●

Average distance and minimum distances of samples: As stated earlier, all blocks were estimated using at least two holes and six samples. As shown in Figure 11-25, 69% of indicated blocks and 58% of inferred blocks were estimated using samples with an average distance of 100 feet or less.

Figure 11-25 Average Distance of Samples From Block Centers

Figure 11-26:Minimum Distance of Composites From Blocks

Similarly, 84.5% of indicated blocks and 77% of the inferred blocks have at least one composite at a distance of 100 feet or less (Figure 11-26). For comparison, it is noted that the variogram ranges vary between 100 and 120 feet.

Table 11-9 compares the gold grades of the composite data in each lithology unit with the statistics of the estimated grades in the block model. The coefficients of variation of estimated gold grades in each lithology type are relatively low compared to the composites. This likely results from interpolation. The statistics in this table indicate no fatal flaw or serious mistake in the grade estimates.

In Figures Figure 11-27 to Figure 11-31 the histogram and cumulative frequency plots of the block grade estimates are compared with the input composited data. These figures show that the statistical structures of the block grade estimates are very similar to the input composites. The grade estimates are statistically similar to the composited data, further validating the grade estimates in the block model.

Table 11-9:Comparison of Gold Grades for Composite Data by Lithologic Unit

Composite Statistics
Lithological Units	Min (Opt)	Max (Opt)	Mean (Opt)	Standard Dev. (Opt)	Num Samples	CV
Comp1: QAL	0.0001	1.3789	0.0045	0.0287	9711	6.36
Comp2: Phv	0.0000	2.4100	0.0088	0.0490	119337	5.54
Comp3: Pem	0.0001	5.6520	0.0356	0.0888	23193	2.50
Comp4: Pb	0.0001	2.0740	0.0202	0.0590	12401	2.91
Comp5: Ova	0.0001	1.0140	0.0159	0.0453	27940	2.85
Block Model Statistics
Lithological Units	Min (Opt)	Max (Opt)	Mean (Opt)	Standard Dev. (Opt)	Num Samples	CV
Blk1: QAL	0.0000	0.6246	0.0014	0.0069	68212	4.93
Blk2: Phv	0.0000	0.9812	0.0030	0.0149	428823	4.92
Blk3: Pem	0.0001	1.0185	0.0224	0.0387	50662	1.73
Blk4: Pb	0.0001	1.4541	0.0143	0.0293	31570	2.05
Blk5: Ova	0.0000	0.5550	0.0089	0.0160	209277	1.79

Figure 11-27:Comparison of Composites and Block Grade Estimates in the Ova

Figure 11-28:Comparison of Composites and Block Grade Estimates in the Pb

Figure 11-29:Comparison of Composites and Block Grade Estimates in the Pem

Figure 11-30:Comparison of Composites and Block Grade Estimates in the Phv

Figure 11-31:Comparison of Composites and Block Grade Estimates in the Qal

11.12	Tabulation of Estimated Resources

The estimated mineral resources at the end of the fiscal year ending on December 31, 2024, are presented in Table 11-10.

Table 11-10: Estimated Mineral Resources at 0.62 g/T Cut-off Grade

	Million Tonnes (MT)	Au (g/T)	Au (K ozs)
Indicated Mineral Resources	7.69	1.73	428
Inferred Mineral Resources	52.94	1.64	2,789

Notes to accompany the Mineral Resource table for the Lone Tree deposit:

i.	Mineral Resources have an effective date of December 31, 2024
ii.	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.
iii.	Mineral resources are shown above a 0.62 g/T (0.018 opt) Au cut-off grade.
iv.

Mineral Resources are constrained to oxide and transitional oxide-sulfide mineralization inside a conceptual open pit shell. A gold price of $2,175/oz Au. A 94.9% recovery for gold in the autoclave process and 78.6% recovery for flotation is used as parameters for pit shell construction. Open pit mining costs of $3.00 per ton for rocks and $2.75 for fill materials, average processing 2,500 tpd autoclave at $44.50 per ton processed and 5,000 tpd flotation at $29.91 per ton including general and administrative costs are considered. A 3% NSR royalty and pit slopes of 40° to 45° was used.

v.	Mineral Resources are stated as in-situ with no consideration for planned or unplanned external mining dilution.
vi.	The contained gold estimates in the Mineral Resource table have not been adjusted for metallurgical recoveries.
vii.	Units shown are in Million Tonnes (MT), grams per metric tonne (g/T), and thousands of ounces of contained gold (K ozs).
viii.	Numbers have been rounded as required by reporting guidelines and may result in apparent summation differences.

11.13	Opinion of the Qualified Person

The QP is of the opinion that the resource estimation parameters (statistical parameters and variogram models) and techniques (interpolation and resource classification) used are appropriate for the Lone Tree database. The resource classification considers the uncertainties due to data quantity and quality as appropriate for the Lone Tree deposit for the preliminary assessment stage. The parameters used in the assessment of reasonable prospects for economic assessment are based on the most reliable data available at this stage. The final cutoff grade and pit shell were selected after multiple iterations of analyses. The estimated resources are reliable based on the various parameters and criteria as discussed in this section.

12.	MINERAL RESERVE ESTIMATES

As per S-K 1300 guidelines (§ 229.1300, Item 1300), a mineral reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted. Further, it states that an initial assessment is required for disclosure of mineral resources but cannot be used as the basis for disclosure of mineral reserves.

“Mineral reserves” differ from “Mineral Resources” in that Mineral Reserves are known to be economically feasible for extraction. The S-K 1300 definitions require the completion of a Preliminary Feasibility Study (PFS) as the minimum prerequisite for the conversion of a portion of indicated and /or measured mineral resources to Mineral Reserves. At this time, a PFS has not been completed for the Lone Tree Project. Therefore, reserve estimates have not been made.

13.	MINING METHODS

Lone Tree has historically been mined using open pit mining methods by its previous operators as reported in Zacarias, 2005 and Zacarias, 2006. Currently, there is no known plan for active mining by i-80. However, when Lone Tree decides to resume mining operations in the future, open pit mining methods would be appropriate. The mine design and operational criteria presented in this report may still be suitable for the initial start of the operation.

The bench height of 20 ft. can be used for drill and blasting. The haul road ramp grades of 10% exiting the pit and 11% for short access ramps to the bottom of the pit, and the geotechnical parameters of 40 degree slopes on the west pit walls and 45 degrees on the east pit walls will be incorporated in future pit designs.

For restarting the mining operation, the mining equipment will be of similar size and numbers to achieve the mine production needed to meet the ore milling rate and waste rock stripping requirements for Lone Tree. The equipment used in the past for open pit mining were one hydraulic shovel, a blast hole drill rig, road graders, a track dozer a rubber tire dozer, and a water truck for dust control.

A detailed mine plan with a production schedule is not required for reporting mineral resources in this report. However, this work is highly recommended for preparing the Lone Tree mine for a detailed mine study in the near future.

14.	PROCESSING AND RECOVERY METHODS

i-80 possesses a heap leach, a flotation plant, an autoclave and the necessary support equipment to process both oxide and sulfidic ores. The autoclave and flotation mill are in care and maintenance. The leach pad is still producing significant amounts of gold and has a remaining capacity of 10,000,000 tons. Each process is described below.

14.1	Heap Leach

Heap leaching is a method used to process low-grade ores that are readily amenable to cyanide leaching. The major unit operations are listed below.

●	A pad is prepared with a synthetic liner that slopes towards a pond.
●	Crushed or run-of-mine ore are stacked onto the pad.
●	The stacked ore is irrigated with a dilute cyanide solution to dissolve the gold and other precious metals.
●	The solution that drains from the stacked ore and is transferred to the pregnant solution pond.
●	The solution is pumped from the pond to a series of carbon in columns
●	The dissolved gold is loaded onto an activated carbon which is pumped counter-current to the solution flow.
●	The barren solution is refortified with cyanide and other reagents and returned to the stacked ore.
●	The carbon is pumped out of the lead CIC and trucked to a carbon stripping where the gold is stripped from the carbon and loaded onto a cathode by an electrowinning process.
●	The gold is washed off of the cathode, retorted to remove mercury, and melted into dorè bars for sale.
●	The stripped carbon is also returned to the process where it is reused to extinction. Currently i-80 contracts a company to strip the loaded carbon from Lone Tree at another location.

Since the Lone Tree operation was started in 1991, more than 1.9 million ounces of gold have been placed on the heapleach pad and 1.5 million ounces of gold have been recovered. The leach pad is still producing gold from the legacy operation and has a significant capacity to receive more tons.

14.2	Oxide Milling

Oxide milling is used to recover gold from high grade oxide ores that is amenable to cyanide leaching. The advantage over the heap leach process is that the ore is ground fine and subjected to intense agitation to promote faster and more complete leaching which results in higher recoveries and a faster conversion of gold to a commercial product. The disadvantage is the cost, hence the need for higher grades to support the additional efforts. The oxide milling circuit at Lone Tree was initially sized to process 2,500 short tons per day (~2,250 metric tons per day). The major unit operations are listed below.

●

Crushing and grinding the run of mine ore from a P80 between 150,000 and 300,000 micrometers (µ) to about 75 µ in a wet environment to create a pumpable and mixable slurry as well as liberate a large amount of the gold.

●	Pumping the slurry to a 6 stage Carbon in Leach Circuit (CIL) with a nominal 24-hour retention time.
●	Adding lime to buffer the pH above 10.0.
●	Adding cyanide to initiate the leaching process (sometimes done in the grind circuit).

●	Adding coconut shell activated carbon to the 6th stage and pumping counter current to the slurry stream to facilitate efficient transfer of gold onto carbon as soon as it dissolves into solution.
●	The slurry exiting the CIL circuit is considered tailings and is pumped to a permanent storage facility.
●	The carbon is pumped from the lead CIL tank to a carbon stripping facility where the gold is stripped from the carbon and loaded onto a cathode by an electrowinning process.
●	The gold is washed off of the cathode, retorted to remove mercury and melted into dorè bars for sale.

14.3	Flotation

Flotation is a process used to recover gold associated with pyrite or some other floatable mineral. The process does not make a pure gold product as the leach processes did, but makes a concentrate which has a much higher gold and pyrite grade than the ore it was sourced from. The legacy flotation process at Lone Tree was designed to process 4,500 short tons/day (4,085 metric tons/day). During the life of the facility this process treated 18,000,000 tons (16,000,000 metric tons) containing 1,861,000 ounces of gold and recovered 1,497,000 ounces of gold to be processed in autoclaves or roasters. The process is summarized below.

●

Crushing and grinding the run of mine ore from a P80 between 150,000 and 300,000 micrometers (µ) to about 53 µ in a wet environment to create a pumpable and mixable slurry as well as liberate a large amount of the gold.

●	Dosing activators (CuSO4, or PbNO3),
●	Dosing collectors AERO 404 (trademarked dithiophosphate blend) and potassium amyl xanthate (PAX).
●	Dosing frothers (various light weight alcohols).
●	Transferring the ore to flotation process in a 6-stage rougher flotation circuit.
●

Adding nitrogen to the flotation cells to facilitate flotation. Note: this is a patented process developed specifically for Lone Tree trademarked as N2TEC. The nitrogen was sourced as a biproduct of the oxygen plant supporting the autoclave.

●

Transferring the tailings from flotation to the tailings dam for permanent storage. Note: These tailings were initially subjected to cyanide leaching in the same manner as the oxide mill ore but as the flotation process improved, the value of the flotation tailings decreased to a point where the CIL process was eventually shut down.

●	Cleaning the concentrate recovered from the rougher cells in a bank of four cleaning flotation cells.
●	Dewatering the concentrate for transport to an autoclave or roaster circuit for gold extraction.
●	Subjecting the concentrate to the autoclave and subsequent CIL process for gold recovery.

14.4	Autoclaving

Autoclaving is a process used to make gold that is locked in sulfide matrixes amenable to cyanide leaching. The autoclave is a vessel that permits the operator to subject the ore to extreme temperatures and pressures to rapidly drive the reactions that covert pyrite (FeS2) to hematite (Fe2O3). Once this conversion takes place, the gold is cyanide soluble. Since 1998 Lone Tree has processed 8,947,000 tons (8,117,000 metric tons) containing 2,522,000 ounces of gold and recovered 2,329,000 ounces of gold. The process is summarized below.

●

Crushing and grinding the run of mine ore from a P80 between 150,000 and 300,000 micrometers (µ) to about 75 µ in a wet environment to create a pumpable and mixable slurry as well as liberate a large amount of the gold.

●	Acidifying the ore with sulfuric acid.
●

Autoclaving the ore at temperatures between 180[o]C and 196[o]C (356[o]F - 385[o]F) and 240 to 270 pounds per square inch (1.65 – 1.86 megapascals) for about 48 minutes. These temperatures and pressures are a little lower than other autoclaves in Nevada as the gold recoveries from in excess of 90% were achieved with only 70-80% sulfur oxidation. The lower temperatures and pressures reflect that parameter.

●	Slurry cooling and depressurizing.
●	Neutralizing the slurry with lime.
●	Adding extra lime to buffer the pH above 10.0.
●	Adding cyanide to initiate the leaching process.
●	Adding coconut shell activated carbon to the 6th stage and pumping counter-current to the slurry stream to facilitate efficient transfer of gold onto carbon as soon as it dissolves into solution.
●	Pumping the tailings from the CIL circuit to a permanent storage facility.
●	Pumping the carbon from the lead CIL tank to the carbon stripping facility.
●	Stripping the gold from the carbon and loading it onto a cathode in an electrowinning process.
●	Washing the gold off of the cathodes and transferring it to a retort furnace to remove mercury.
●	Melting the remaining metal into dore bars for sale.

i-80 is considering converting the autoclave operation to an alkaline process for ores from the Granite Creek, McCoy Cove, and Ruby Hill deposits. Lone Tree ore was historically processed in an acidic environment and would most likely continue to be processed in an acidic environment. If alkaline autoclaving were the only option, a recovery reduction of about 5 percent would be expected.

14.5	Process Operating Costs

Operating costs (Table 14-1) were estimated for each process option available at Lone Tree selecting process options in resource declarations. They were based on current toll mill arrangements with a local facility, published operating costs from similar operations in Northern Nevada, and the 2021 Technical Report updated to account for inflation.

The autoclave values provided for 2024 were provided by i-80 based on current toll mill arrangements. Flotation costs are based on values provided in i-80-Gold-Lone-Tree-Technical Report 2021 factored for inflation based on the Producer Price Index (PPI) factors for Total Mining, Utilities and Manufacturing Industries published by the St. Louis Federal Reserve Bank and benchmarked against estimates collected from other published data for similar projects in the region. Oxide leach and mill data were referenced to published data from other Northern Nevada Mines after applying capacity correction factors.

Table 14-1:Suggested operating Costs for Lone Tree Ores

Process	Capacity (tons/day)	2021 Cost ($/ton)	2024 Costs ($/ton)
Oxide Leach	6,000	NA	2.9[1]
Oxide Mill	2,500	NA	29[2]
Flotation	4,800	23	29.91[3]
Acid Autoclave	2,500	38	44.5[4]
Alkaline Autoclave	2,500	NA	49

Note: Values are rounded and footnotes are defined below.

14.5.1	Oxide Leach Cost Factors

●	Lone Tree capacity = 6,000 t
●	Reference capacity = 11,500 t
●	Reference Cost = $2.00/t
●	Lone Tree Leach Costs estimate = 2.00(11,500/6,000)0.6 =$2.95/t

14.5.2	Oxide Mill Cost

●	Lone Tree capacity = 2,500 t/day
●	Reference capacity = 15,000 t/day
●	Reference Cost = $10.00/t
●	Lone Tree Leach Costs estimate = 10.00(15,000/2,500)0.6 =$29/t

14.5.3	Flotation Cost updated with PPI factors

●	Reference Cost = $23/t
●	Base Factor (July 2021) = 140.765
●	Current Factor (August 2024) = 157.743
●	Current factored cost estimate Flotation only = 23(157.743/140.765) = $26/t
●	Flotation cost including autoclave finish

Direct Flotation cost	$26/t
% of Flotation Feed to Concentrate	10%
Total Autoclave Costs – Grinding cost	0.10 x ($44.5 – $5.45) = $3.91/t
Total Cost of Flotation	$29.91/t

14.5.4	Acidic Autoclave

●	Acid Autoclave provided by i-80 Gold based on toll milling charges they incur at another operation.

14.6	Model Estimate

i-80 models do not contain enough information to differentiate tonnage by process type. The nominal average process costs were estimated based on the current operating costs and the capacity for each process. All future ore is expected to be sulfidic and require either flotation or autoclaving.

14.7	Opinion of the Qualified Person

It is the opinion that the processing methods and costs are sufficient to support the Mineral Resource Estimate. The following comments are appropriate.

●

The equipment and facilities (leach pads, mills, autoclaves, leach tanks, etc.) needed to operate all of the processes proposed in the Mineral Resource Estimate are on site, have been operated in the past, and can be retrofitted to be operated again.

●	The costs are based on recent detailed studies and factored into expected current costs using reasonable approaches.
●	Additional efforts are suggested to develop a means to differentiate tonnages and grades by ore type or process destination.

15.	PROJECT INFRASTRUCTURE

Refer to Section 4.

16.	MARKETING STUDIES AND CONTRACTS

Marketing studies are beyond the scope of this project.

17.	ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT

Lone Tree is an operational site with gold production from the existing heap leach pad, an active assay laboratory, ongoing reclamation from past mining and production, environmental monitoring, and treatment of the pit lake.

17.1	Environmental Liabilities

Reclamation activities from past mining and processing at the Lone Tree project are ongoing. A reclamation cost estimate prepared in March 2022 estimated cost to close and reclaim the project is $87 M. This amount includes closure of all permitted mining and exploration disturbance at the project and is calculated using standardized reclamation cost estimators that assess the following:

●	Exploration drill hole abandonment

●	Exploration roads and pads

●	Waste rock dumps

●	Heap leach pads

●	Roads

●	Pits

●	Foundations and buildings

●	Other demolition and equipment removal

●	Sediment and drainage control

●	Process ponds

●	Landfill

●	Yards

●	Waste disposal

●	Well abandonment

●	Miscellaneous costs

●	Monitoring

●	Construction management

●	Mobilization and demobilization

17.2	Dewatering

During the mining of the historic Lone Tree pit, dewatering operations were conducted 24 hours per day with an average daily production of 30,000 gallons per minute (gpm) dewatering at its peak was 75,000 gpm. At the end of mining operations in 2006, dewatering wells were turned off and the pit lake began to form. In March 2018, the pit lake elevation was approximately 4,307 ft and water levels continued to rebound. The pit currently functions as a sink and groundwater flow toward the Lone Tree Pit from all directions is anticipated to continue for another 40-50 years to reach equilibrium. Regional groundwater flow is also influenced by local users including agricultural producers and dewatering at the Marigold Mine.

Developing the current resource would require draining the historic Lone Tree pit and extending the cone of depression deeper than previously attempted. This represents one of the greatest challenges in advancing the current resource and will require extensive investigations into the technical, environmental, and social impacts.

17.3	Current Permits

Several permits are in place at the Lone Tree site. The following is a list of key permits.

●	Plan of Operations (BLM)

●	Nevada State Fire Marshal Hazardous Materials Permit No. 112115 valid until Feb 28, 2025)

●	Onsite Sewage Disposal System General Septic Permit (NDEP - BWPC)

●	General Permit for Stormwater Discharges Associated with Industrial Activity from Metals Mining Activities (NDEP - BWPC)

●	Permits for heap leach facility and tailings decant pond (NDOW)

●	Permit to Operate a Public Water System (NDEP - BSDW)

●	Water Pollution Control Permits (NDEP - BMRR)

●	Reclamation Permit (NDEP - BMRR)

●	Tailings Dam Construction and Safety Permit (Nevada Division of Water Resources)

●	Class II Air Quality Operating Permits (NDEP - BAPC)

●	Class III Waivered Landfill Landfill No. 3 (NDEP – BSMM)

●	Two LPG Licenses (Nevada Liquefied Petroleum Gas Board)

●	The Mercury Operating Permit to Construct (NDEP-BAPC).

No major environmental study has been conducted by i-80 to address various liabilities including dewatering.

18.	CAPITAL AND OPERATING COSTS

Detailed studies have not been carried out to provide this information. However, various cost factors have been assumed for creating an optimized pit shell to meet the Reasonable Prospect for Economic Extraction criteria. These cost factors have been disclosed in Section 11.

19.	ECONOMIC ANALYSIS

A detailed economic analysis is beyond the scope of this project.

20.	ADJACENT PROPERTIES

Most of the mineral rights surrounding Lone Tree are owned or controlled by NGM. The area’s only other active mining project is Marigold, operated by SSR Mining. There are several inactive mines and exploration or development projects in the area. Other smaller deposits in the area are Trenton Canyon (Figure 20-1) & North Peak and Converse Complex. Mineral Resources for area properties are summarized in Table 20-1.

Table 20-1:Mineral Resources for Nearby Properties

Property	Owner	Produced (Au Oz)	Stated Mineral Reserves (M. Au Oz)	Stated Measured and Indicated Mineral Resources (M.Au Oz)	Stated Inferred Mineral Resources (M. Au Oz)
Marigold[1]	SSR	--	3.19	5.66	0.63
Buffalo Valley Complex[2]	Newmont	39,688	n/a	0.47	Unknown
Trenton Canyon & North Peak[3]	Newmont	n/a	n/a	n/a	n/a
Converse[4]	Waterton	--	n/a	6.10	0.59

Notes:

1.	SSR, 2017, Marigold Mine, NI 43-101 Technical Report.
2.	Newmont, 2014; Newmont’s 2013 Annual Report filed February 20, 2014.
3.	The Nevada Mineral Industry, 2012; Nevada Bureau of Mines and Geology Special Publication MI-2012 less Valmy which was purchased by SSR Mining in 2015.
4.	Chaparral Gold, October 21, 2014; website, deposit sold to Waterton Global Resource Management in 2014.

Figure 20-1:Mineral Deposits Adjacent to Lone Tree

Lone Tree Mine
(i-80)
Buffalo Mountain
(i-80)
Marigold Mine
Converse
North Peak Pit
North Peak
Leach pad
Trenton Canyon Pits
Buffalo Valley Pits
N
0
2
4 mi

21.	OTHER RELEVANT DATA AND INFORMATION

A mine grid coordinate system was used by Newmont/ NGM at the Lone Tree deposit for drilling. The drill hole collars use a mine grid coordinate system and are mapped using a GPS. The GPS has 0.4-inch (1 cm) accuracy. From 1985 through 1998, a Topcon total station instrument was used, accurate to within five seconds of a degree.

Each of the surveyed data points were recorded digitally and manually, before it is saved in an acQuire™ Data Management data-storage system

22.	TECHNICAL REPORT INTERPRETATION AND CONCLUSIONS

1.

Geological Interpretations: As per the definition of the Inferred resources, geological continuity can be assumed. However, in this Lone Tree resource estimation project, contact analyses proved that the geological units interpreted by NGM are reasonable; Various geological units (as designated and grouped by NGM) had different levels of favorability for mineralization (different AuFA grade distributions).

2.	The RPEE criteria: The resource classification is based on a pit shell that uses operational parameters Section 11.12

●

Inventory of all blocks below the current pit limit and within 2,175 pit shell is classified as inferred resources and a subset of these blocks within 50 feet from the current pit surface are classified as indicated blocks.

23.	RECOMMENDATIONS

23.1	Resource Model update

The resource estimates presented in this report are valid in a deposit scale, which may be appropriate for long-term mine planning. However, prior to mine production a resource model should be updated using more detailed data analyses in order to achieve the accuracy required at the scale of weekly or monthly production.

23.2	Risk Analyses in Resource Eestimates

A simulation-based resource model with risk factors built into it may be beneficial for estimating risks and opportunities for future production. Such an approach may also be useful for strategic exploration planning.

23.3	Future Exploration

The Lone Tree deposit provides a potential for improving currently inferred category resources into the indicated category and additional inferred resources through infill drilling. These infill drilling programs should be strategically designed to maximize benefits of drilling. An advanced geostatistical approach to strategic drill hole planning is advised.

Lone Tree has the potential for substantial mineral resources in the Sequoia area. This is the current drill hole intercepts as shown in Figure 23-1. Further deep drilling in the Sequoia zone has the potential to add more mineral resources to the project.

Figure 23-1:A Vertical Cross Section (Looking East) Along East 83700 North-South

23.4	Geometallurgical Study

It is highly recommended to develop a geometallurgical model of the Lone Tree deposit by drilling core and RC holes throughout the deposit and analysing the rocks for geometallurgical characterization. This model, when complete, should be included in the future resource and reserve estimates.

24.	REFERENCES

1.	Autoclave Restart Feasibility – Final Report_2023Oct.pdf

2.	Bloomstein, E., Braginton, B., Owen, R., Parratt, R., Thompson, W., 1991, Geology and geochemistry of the Lone Tree gold deposit, Humboldt County, Nevada

3.	Carter, G., 2003, GCarter_assay_data, Inter-company report and memo

4.	Carter, G., 2003, GCarter_data_assay_drilling-5Star- Inter-company report and memo

5.	Cox, D.P., 1992, Descriptive model of distal-disseminated Ag-Au, in Bliss, J.D., ed., Developments in mineral deposits modeling: U. S. Geological Survey Bulletin 2004, p. 19.

6.	Cole, J.A., Lenz, J., C., Janhunen, W., J., (1995) “One Year of Pressure Oxidation at Lone Tree Gol Mine”, Mine Engineering, June 1995, article No 300-000-109-769.

7.

Doebrich, J.L., and Theodore, T.G., 1996, Geologic history of the Battle Mountain mining district, Nevada, and regional controls on the distribution of mineral systems, in Coyner, A.L., and Fahey, P.L., eds., Geology and ore deposits of the American Cordillera: Geological Society of Nevada Symposium Proceedings, Reno/Sparks, Nevada, April 1955, v. 1, p. 453-483.

8.	Fisher (2003): Lone Tree Hydrology (Jay Fischer), 2003 Drawdown performance vs pumping with modeled pumping to achieve LOM drawdown requirements

9.	Fithian, M.T., Holley, E.A., and Kelly, N.M., 2018, Geology of gold deposits at the Marigold mine, Battle Mountain district, Nevada: Reviews in Economic Geology, v. 20, p. 121–155.

10.

Holley, E.A., Lowe, J.A., Johnson, C.A., Pribil, M.J., 2019. Magmatic-hydrothermal gold mineralization at the Lone Tree Mine, Battle Mountain, Nevada. Economic Geology, v. 114, p. 811-856. https://doi.org/10.5382/econgeo.4665.

11.	https://fred.stlouisfed.org/series/PCUAMUMAMUM

12.	HYDRO-SEARCH, INC., 1991, Predicted Post Mining Hydrogeochemistry of the Lone Tree Pit, Valmy, Nevada, Hydro-Search, Inc., Reno, NV. Prepared for Santa Fe Pacific Gold.

13.	Hydrologic Consultants, Inc (HCI) December 2002, Update of Numerical Ground-Water Flow

14.	Kunkel, K., 1998, Idealized Stratigraphic Column of Lone Tree Area, Internal stratigraphy interpretation

15.

Lowe, J. 2019; Petrographic, geochemical, and geochronological investigation of gold mineralization at the Lone Tree gold mine, Battle Mountain, Nevada, MS Thesis, Colorado School of Mines. (https://hdl.handle.net/11124/172843)

16.

Mosier, D.L., Singer, D.A., Bagby, W.C., and Menzie, W.D., 1992, Grade and tonnage model of sediment-hosted Au, in Bliss, J.D., ed., Developments in mineral deposits modeling: U. S. Geological Survey Bulletin 2004, p. 26.

17.	Modeling for Newmont Mining Corporation’s Lone Tree Mine Humboldt County, Nevada

18.

Mosier, D.L., Singer, D.A., Bagby, W.C., and Menzie, W.D., 1992, Grade and tonnage model of sediment-hosted Au, in Bliss, J.D., ed., Developments in mineral deposits modeling: U. S. Geological Survey Bulletin 2004, p. 26.

19.	Moss, K., Saderholm, E., 2003 Lone Tree Density Report 03, Inter-company report

20.	Moss, K., 2003, Lone Tree Model vs. Production Check, Intra-company report

21.	Muntean, J. L., and Cline. J. S, 2018, Diversity in Carlin-Style Gold Deposits, Reviews in Economic Geology, v. 20, pp. 1–5

22.	Nevada Gold Mines LLC – Carlin Complex Technical Report NI 43-101 – March 25, 2020

23.	PTI Environmental Services, 1995, Assessment of Pit Lake Chemogenesis and Waste-rock.

24.	Raabe, K., 1995, The Lone Tree Extension Project, Humboldt County, Nevada

25.	Ressel, M.W., Jr., 2005, Igneous geology of the Carlin trend, Nevada—The importance of Eocene magmatism in gold mineralization: Reno, Nev., University of Nevada Ph.D. thesis, 266 p.

26.	Ressel, M.W., Jr., 2005, Igneous geology of the Carlin trend, Nevada—The importance of Eocene magmatism in gold mineralization: Reno, Nev., University of Nevada Ph.D. thesis, 266 p.

27.	Samal, A., R., 2021, Technical Report on the Mineral Resource Estimates for the Lone Tree Deposit, Nevada, NI 43-101 TECHNICAL REPORT, 10-21-2021.

28.

Theodore, T.G., 1998, Pluton-related Au in the Battle Mountain mining district _ An overview, in Tosdal, R.M., ed., Contributions to the Gold Metallogeny of Northern Nevada: U.S. Geological Survey Open-File Report 98-338, p. 251-252.

29.	Simon Hydro-Search, December 10, 1991, Preliminary Hydrogeology Evaluation Lone Tree Mine Valmy, Nevada

30.	Simon Hydro-Search, May 23, 1991, Results of field Program and Dewatering Model Lone Tree Mine Valmy, Nevada

31.	Simmons, G., L. (1997) “Flotation of Auriferous Pyrite using Santa Fe Gold’s N2TEC Flotation Process,” SME Annual Meeting, February 24-27, 1997, SME article No. 300-000-122-384.

32.

Simmons, G., L., Orlich, J., N., Lenz, J., C., Cole, J., A., (1999) “Implementation and Start-up of N2TEC Flotation at the Lone Tree Mine,” Society for Mining and Metallurgy Exploration, January 1999. SME article No 300-000-114-786.

33.	Simon Hydro-Search, August 20, 1992, Expanded Dewatering Ground-Water Flow Model Lone Tree Mine Valmy, Nevada

34.

Theodore, T.G., 1998, Pluton-related Au in the Battle Mountain mining district _ An overview, in Tosdal, R.M., ed., Contributions to the Gold Metallogeny of Northern Nevada: U.S. Geological Survey Open-File Report 98-338, p. 251-252.

35.	Turner, D., 2003, 2003 Lone Tree Resource Model and Reserve Document, Inter-company report from Consultant Dean Turner, Denver, Colorado

36.	Turner, D., 2003, Summary of Lone Tree Exploration Drill Sample Bias Study, Inter-company report from Consultant Dean Turner, Denver, Colorado

37.

Wallace, A.R., Ludington, S., Mihalasky, M.J., Peters, S.G., Theodore, T.G., Ponce, D.A., John, D.A., and Berger, B.R., 2004, Assessment of metallic mineral resources in the Humboldt River basin, northern Nevada: U.S. Geological Survey Bulletin 2218, 309 p.

38.	Welsh Engineering Inc and Lone Tree Mining Inc, 1991, Ore and Waste Material Characterization Project

39.

Wallace, A.R., Ludington, S., Mihalasky, M.J., Peters, S.G., Theodore, T.G., Ponce, D.A., John, D.A., and Berger, B.R., 2004, Assessment of metallic mineral resources in the Humboldt River basin, northern Nevada: U.S. Geological Survey Bulletin 2218, 309 p.

40.	Zacarias, P. A., 2006, Mineral Resource and Ore Reserve Report as of December 31, 2005, Lone Tree Complex Mine/Project, February 28, 2006

25.	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

This report has been prepared by the Qualified Persons (QPs) for i-80 Gold (the Registrant). The QPs have relied on the following information provided by the Registrant to inform this Technical Report Summary (TRS).

i.	The gold price as used by i-80 for government filings.
●

The QPs have reviewed the gold price of $2,175.00 used in the pit shell with representatives of the registrant. The chosen price does not materially exceed financial institution forecasts or the two-year trailing average price. More details are available in the section 11.10.

ii.	The costs of mining operations for mining the rock and fill materials.
●

Costs of mining operations for rock and fill materials were based on i-80’s compilation of recent contracts and mining costs in Nevada. These numbers align with the QP’s experience and knowledge of current costs.

iii.

i-80 is the owner of the information for land, site infrastructure (Refer to Section 3), data topography, drill-hole data, and geochemical data used in the resource estimation. The geochemical analysis of the re-assay exercise was done by ALS Laboratories and managed by i-80 (Refer to Section 9). The QPs have reviewed this information and are satisfied that it is accurate and relevant to this project.

iv.

As the owner of the Lone Tree property, i-80 has the information discussed in Section 4 on accessibility, climate, local resources, infrastructure and physiography. The QPs have reviewed the information used in this section and are satisfied that it is accurate and relevant to this project.

v.

Similarly, the information provided in Section 17 was compiled by i-80 team members as the owner of the information and was reviewed by the QPs. QPs find the information provided in this section correct and relevant to the project.

vi.	The information used in Section 21 was provided by the i-80 team. The QPs have reviewed the information and found it satisfactory for the purpose of this project.

26.	QUALIFIED PERSONS CERTIFICATES

Certificate of the Qualified Person

ABANI R. SAMAL, RM – SME

I, Abani R Samal, as an author of this report entitled “S-K 1300 Technical Report Summary on the Mineral Resource Estimates for the Lone Tree Deposit, Nevada” (TRS) with an effective date of December 31, 2024 prepared for Premier Gold, a wholly owned subsidiary of i-80 Gold (Registrant), do hereby certify that:

◾	I am the Principal of GeoGlobal LLC (GeoGlobal) – a Utah-based consulting company.
◾

I graduated with a PhD degree in 2005 from the Southern Illinois University, Carbondale Illinois where I studied mineral deposits extensively. My PhD research was focused on Florida Canyon gold deposit, Nevada.

◾	I am also a graduate of the Imperial College, London (2000) with Master’s degree in Mineral Exploration.
◾	I am a registered member of the Society for Mining, Metallurgy & Exploration (SME) with membership number as 4136879.
◾

I have worked as a geologist for over 20 years since 1996. I have broad experience in various commodities including gold-silver, base metals and uranium where mineralization is structurally and lithologically controlled similar and comparable to the control of mineralization at the Lone Tree Gold deposit.

◾	I have relevant experience for the purpose of this Technical Report Summary (TRS).
◾	I have more than 15 years of experience in Mineral Resource Estimation and applied geostatistics.
◾

I was the lead author of the NI 43-101 technical report published in 2021 (2021 report) with title Technical Report on the Mineral Resource Estimates for the Lone Tree Deposit, Nevada (Effective Date: July 30 2021, Report date: October 20 2021).

◾

I visited the Lone Tree deposit and verified the digital data and drill-core-logs at the core-shed and core-processing facility at Battle Mountain, Nevada in 2021. I also checked the data and ordered a re-assay of selected drill core intersections in August 2024.

◾

I have read the definition of “qualified person” set out in § 229.1302 (Item 1302)[4] Qualified person, technical report summary, and technical studies and certify that by reason of my education, affiliation with a professional association and relevant work experiences, I fulfill the requirements to be a “Qualified Person” in compliance with 17 CFR § 229.1302 (b)(1)(i) and (ii)[4] qualified person definition.

4 Title 17—Commodity and Securities Exchanges, Chapter II—Securities and Exchange Commission, Part 229—Standard Instructions for Filing Forms Under Securities Act of 1933, Securities Exchange Act of 1934 and Energy Policy and Conservation Act of 1975—Regulation S-K

◾

GeoGlobal was engaged by i-80 to review the resource estimates published in the 2021 report and update as required based on current market conditions and produce this report conforming to the United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

◾	I am an employee of GeoGlobal LLC and independent of the registrant to prepare this report for the registrant.
◾	Report sections for which I am responsible for: 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 15, 17, 21, 22, 23, 24, 25, 26

At the effective date, to the best of my knowledge, information, and belief, this Technical Report Summary contains all scientific and technical information that is required to be disclosed to make the Technical Report Summary not misleading.

Signed

Abani R Samal

RM-SME #04136879

March 24, 2025

Certificate of the Qualified Person

Brian Arthur, RM – SME

I, Brian W. Arthur, as an author of this report entitled “S-K 1300 Technical Report Summary on the Mineral Resource Estimates for the Lone Tree Deposit, Nevada” (TRS) ), with an effective date of December 31, 2024, prepared for Premier Gold, a wholly owned subsidiary of i-80 Gold (Registrant), do hereby certify that:

◾	I am the Principal Brian Arthur Consulting Metallurgy LLC – a Nevada-based consulting company.
◾

I graduated with Bachelors of Science degree in Metallurgical Engineering in 1985 and a Master of Science degree in Metallurgical Engineering in 1987 from Montana College of Mineral Science and Technology, Butte Montana.

◾	I am also a graduate of the University of Nevada with a Master of Business Administration in 2007.
◾	I am a registered member of the Society for Mining, Metallurgy & Exploration (SME) with membership number as 93800RM.
◾	I have worked as a metallurgist for over 35 years since 1987. I have broad experience in metallurgical process used to recover various commodities including gold, silver, copper and zinc.
◾	I have relevant experience for the purpose of this Technical Report Summary (TRS)
◾	I visited the Lone Tree deposit and verified the condition of the process equipment and assay laboratory in August 2024.
◾	I have no prior encounters with i80 Gold.
◾	I have not written or contributed to any prior technical reports for the Lone Tree Project.
◾

I have read the definition of “qualified person” set out in § 229.1302 (Item 1302)[5] Qualified person, technical report summary, and technical studies and certify that by reason of my education, affiliation with a professional association and relevant work experiences, I fulfill the requirements to be a “Qualified Person” in compliance with 17 CFR § 229.1302 (b)(1)(i) and (ii)[4] qualified person definition.

◾	I am an independent contractor (Associate) for GeoGlobal LLC and independent of the registrant to prepare this report for the registrant.
◾	I am responsible for sections 10 and 14 and contributed to Section 4.

At the effective date, to the best of my knowledge, information, and belief, the Technical Report Summary contains all scientific and technical information that is required to be disclosed to make this Technical Report Summary not misleading.

Signed

Brian Arthur,

RM-SME #93800RM

March 24, 2025

5 Title 17—Commodity and Securities Exchanges, Chapter II—Securities and Exchange Commission, Part 229—Standard Instructions for Filing Forms Under Securities Act of 1933, Securities Exchange Act of 1934 and Energy Policy and Conservation Act of 1975—Regulation S-K

Certificate of the Qualified Person

Paul A Gates, P.E., Member SME

I, Paul A Gates, as an author of this report entitled “S-K 1300 Technical Report Summary on the Mineral Resource Estimates for the Lone Tree Deposit, Nevada” (TRS) with an effective date of December 31, 2024, prepared for Premier Gold, a wholly owned subsidiary of i-80 Gold (Registrant) do hereby certify that:

◾	I am an associate of GeoGlobal LLC (GeoGlobal) – a Utah-based consulting company.
◾	I graduated with a B.S. degree in 1984 from the Montana Technical University, Butte Montana where I studied mining and mineral economics of mineral deposits.
◾	I am a graduate of Western New Mexico College, of Silver City New Mexico with a Master’s degree in Business Administration (1997).
◾	I am a Registered Professional Engineer in the State of Colorado. PE -#0043794
◾	I am a member of the Society for Mining, Metallurgy & Exploration (SME).
◾	I have worked as a mining engineer for over 39 years since 1985. I have broad experience in various commodities including gold-silver, base metals, uranium and coal.
◾	I have relevant experience for this Technical Report Summary (TRS).
◾	I have more than 35 years of experience in Mineral Resource Estimation, Pit optimization and Strategic mine planning.
◾

I have read the definition of “qualified person” set out in § 229.1302 (Item 1302)[6] Qualified person, technical report summary, and technical studies and certify that because of my education, affiliation with a professional association and relevant work experiences, I fulfill the requirements to be a “Qualified Person” in compliance with 17 CFR § 229.1302 (b)(1)(i) and (ii)[4] qualified person definition.

◾	I am an associate independent contractor (Associate) of GeoGlobal LLC and independent of the registrant to prepare this report for the registrant.
◾	I am responsible for section 13 and I contributed to sections 1, 2 and 11.

At the effective date, to the best of my knowledge, information, and belief, the Technical Report Summary contains all scientific and technical information that is required to be disclosed to make the Technical Report Summary not misleading.

Paul A Gates

P.E.- #0043794

March 24, 2025

6 Title 17—Commodity and Securities Exchanges, Chapter II—Securities and Exchange Commission, Part 229—Standard Instructions for Filing Forms Under Securities Act of 1933, Securities Exchange Act of 1934 and Energy Policy and Conservation Act of 1975—Regulation S-K

27.	APPENDIX A:DETAILS OF THE LAND CLAIMS OF THE LONE TREE PROJECT.

Table 27-1:Lone Tree Unpatented Claims, Claimant: Goldcorp Dee LLC

LONE TREE PROJECT
Claimant: Goldcorp Dee LLC 220 Claims Humboldt County, Nevada
Claim Count	Claim Name	BLM Serial Number	BLM Legacy Number
1	RP # 1	NV101496979	NMC349047
2	RP # 2	NV101403912	NMC349048
3	RP # 3	NV101345613	NMC349049
4	RP # 4	NV101600986	NMC349050
5	RP # 5	NV101508065	NMC349051
6	RP # 6	NV101348212	NMC349052
7	RP # 7	NV101509406	NMC349053
8	RP # 8	NV101521081	NMC349054
9	RP # 9	NV101605977	NMC349055
10	RP # 10	NV101525928	NMC349056
11	RP # 11	NV101346868	NMC349057
12	RP # 12	NV101349446	NMC349058
13	RP # 13	NV101605069	NMC349059
14	RP # 14	NV101604954	NMC349060
15	RP # 15	NV101492078	NMC349061
16	RP # 16	NV101605518	NMC349062
17	RP # 17	NV101460048	NMC349063
18	RP # 18	NV101758271	NMC349064
19	VAL #163	NV101491690	NMC361074
20	VAL #164	NV101345767	NMC361075
21	VAL #165	NV101497337	NMC361076
22	VAL #166	NV101361807	NMC361077
23	VAL #167	NV101603873	NMC361078
24	VAL #168	NV101454881	NMC361079
25	VAL 169	NV101504448	NMC361080
26	VAL #170	NV101454919	NMC361081
27	VAL #171	NV101503237	NMC361082
28	VAL #172	NV101454995	NMC361083
29	VAL #173	NV101408718	NMC361084
30	VAL #174	NV101504467	NMC361085
31	VAL #175	NV101403947	NMC361086
32	VAL #176	NV101504526	NMC361087
33	VAL #177	NV101406561	NMC361088
34	VAL #178	NV101454077	NMC361089
35	VAL #179	NV101305311	NMC361090
36	VAL #180	NV101451735	NMC361091
37	VAL #181	NV101302082	NMC361092
38	VAL #182	NV101452924	NMC361093
39	VAL #183	NV101303298	NMC361094

40	VAL #184	NV101730884	NMC361095
41	VAL #185	NV101303326	NMC361096
42	VAL #186	NV101609536	NMC361097
43	VAL #187	NV101303411	NMC361098
44	VAL #188	NV101494109	NMC361099
45	VAL #201	NV101477133	NMC361100
46	VAL #203	NV101301202	NMC361102
47	VAL #204	NV101500691	NMC361103
48	VAL #205	NV101526503	NMC361104
49	VAL #206	NV101609874	NMC361105
50	VAL #207	NV101523468	NMC361106
51	VAL #208	NV101505616	NMC361107
52	VAL #209	NV101303248	NMC361108
53	VAL #210	NV101608604	NMC361109
54	VAL #211	NV101730776	NMC361110
55	VAL #212	NV101491549	NMC361111
56	VAL #213	NV101732055	NMC361112
57	VAL #214	NV101492636	NMC361113
58	VAL #215	NV101780894	NMC361114
59	VAL #216	NV101610238	NMC361115
60	VAL #217	NV101780999	NMC361116
61	VAL #218	NV101605723	NMC361117
62	VAL #223	NV101497576	NMC361122
63	VAL #224	NV101459234	NMC361123
64	VAL #225	NV101300539	NMC361124
65	VAL #226	NV101494548	NMC361125
66	VAL #227	NV102521080	NMC361126
67	VAL #228	NV101522020	NMC361127
68	VAL #229	NV101404418	NMC361128
69	VAL #230	NV101505643	NMC361129
70	VAL #231	NV101405177	NMC361130
71	VAL #232	NV101509280	NMC361131
72	VAL #233	NV101402307	NMC361132
73	VAL #234	NV101343113	NMC361133
74	VAL #235	NV101409380	NMC361134
75	VAL #236	NV101455249	NMC361135
76	VAL #289	NV101405725	NMC361162
77	SAR# 1	NV101459301	NMC373613
78	SAR# 2	NV102521081	NMC373614
79	SAR# 3	NV101522021	NMC373615
80	SAR# 4	NV101303578	NMC373616
81	SAR# 5	NV101609005	NMC373617
82	SAR# 6	NV101403623	NMC373618
83	SAR# 7	NV101504496	NMC373619
84	SAR# 8	NV101402308	NMC373620
85	SAR# 9	NV101343114	NMC373621
86	SAR# 10	NV101402578	NMC373622
87	SAR# 11	NV101343253	NMC373623
88	SAR# 12	NV101405750	NMC373624
89	SAR# 13	NV101454317	NMC373625

90	SAR# 14	NV101406768	NMC373626
91	SAR# 15	NV101456564	NMC373627
92	SAR# 16	NV101401785	NMC373628
93	SAR# 17	NV101730452	NMC373629
94	SAR# 18	NV101731148	NMC373630
95	SAR# 19	NV101491560	NMC373631
96	SAR# 20	NV101732064	NMC373632
97	SAR# 21	NV101491111	NMC373633
98	SAR# 22	NV101548834	NMC373634
99	SAR# 23	NV101610246	NMC373635
100	SAR# 24	NV101478218	NMC373636
101	SAR# 25	NV101606462	NMC373637
102	SAR# 26	NV101731079	NMC373638
103	SAR# 27	NV101344521	NMC373639
104	SAR# 28	NV101460156	NMC373640
105	SAR# 29	NV101343304	NMC373641
106	SAR# 30	NV101459185	NMC373642
107	SAR# 31	NV101459238	NMC373643
108	SAR# 32	NV101300548	NMC373644
109	SAR# 33	NV101495122	NMC373645
110	SAR# 34	NV102521091	NMC373646
111	SAR# 35	NV101522028	NMC373647
112	SAR# 36	NV101405026	NMC373648
113	LTH # 1	NV101479414	NMC390406
114	LTH # 2	NV101496685	NMC390407
115	LTH # 3	NV101520523	NMC390408
116	LTH # 4	NV101609543	NMC390409
117	LTH # 5	NV101758246	NMC390410
118	LTH # 6	NV101528225	NMC390411
119	LTH # 7	NV101543630	NMC390412
120	LTH # 8	NV101500667	NMC390413
121	VG # 1	NV101525297	NMC397890
122	VG # 2	NV101604536	NMC397891
123	VG # 3	NV101521646	NMC397892
124	VG # 4	NV101751245	NMC397893
125	VG # 5	NV101490570	NMC397894
126	VG # 6	NV101540752	NMC397895
127	VG # 7	NV101454021	NMC397896
128	VG # 8	NV101525066	NMC397897
129	VG # 9	NV101525236	NMC397898
130	VG # 10	NV101604022	NMC397899
131	VG # 11	NV101495588	NMC397900
132	VG # 12	NV101752969	NMC397901
133	VG # 13	NV101526207	NMC397902
134	VG # 14	NV101452105	NMC397903
135	VG # 15	NV101605328	NMC397904
136	VG # 16	NV101453790	NMC397905
137	VG # 17	NV101340407	NMC397906
138	VG # 18	NV101480346	NMC397907
139	SH # 1	NV101604023	NMC404603

140	SH # 2	NV101349400	NMC404604
141	SH # 3	NV101546039	NMC404605
142	SH # 4	NV101496217	NMC404606
143	SH # 5	NV101543490	NMC404607
144	SH # 6	NV101454745	NMC404608
145	SH # 7	NV101458840	NMC404609
146	SH # 8	NV101302889	NMC404610
147	SH # 9	NV101456153	NMC404611
148	SH # 10	NV101301724	NMC404612
149	SH # 11	NV101459540	NMC404613
150	SH # 12	NV101349821	NMC404614
151	SH # 13	NV101600450	NMC404615
152	SH # 14	NV101303622	NMC404616
153	SH # 15	NV101601671	NMC404617
154	SH # 16	NV101303045	NMC404618
155	SH # 17	NV101542214	NMC404619
156	SH # 18	NV102520792	NMC404620
157	SH # 19	NV101546285	NMC404621
158	SH # 20	NV101349935	NMC404622
159	SH # 21	NV101453263	NMC404623
160	SH # 22	NV101491961	NMC404624
161	SH # 23	NV101544749	NMC404625
162	LONE TREE 1	NV101609891	NMC587843
163	LONE TREE 2	NV101347181	NMC587844
164	LONE TREE 3	NV101508006	NMC587845
165	LONE TREE 4	NV101347905	NMC587846
166	LONE TREE 5	NV101494818	NMC587847
167	LONE TREE 6	NV101349811	NMC587848
168	LONE TREE 7	NV101454278	NMC587849
169	LONE TREE 8	NV101495094	NMC587850
170	LONE TREE 9	NV101601633	NMC587851
171	LONE TREE 10	NV101460325	NMC587852
172	LONE TREE 12	NV101495848	NMC587853
173	LONE TREE 13	NV101605491	NMC587854
174	LONE TREE 14	NV101496461	NMC587855
175	LONE TREE 18	NV101479697	NMC587859
176	LONE TREE 20	NV101601778	NMC587861
177	LONE TREE 22	NV101503313	NMC587863
178	LONE TREE 23	NV101404525	NMC587864
179	LONE TREE 24	NV101508264	NMC587865
180	LONE TREE 25	NV101406121	NMC587866
181	LONE TREE 26	NV101453787	NMC587867
182	LONE TREE 27	NV101340403	NMC587868
183	RPA 1	NV101348284	NMC591404
184	RPA 2	NV101604347	NMC591405
185	SH FRACTION # 1	NV101456391	NMC593447
186	SH FRACTION # 2	NV101401762	NMC593448
187	SH FRACTION # 3	NV101609558	NMC593449
188	VAL #1001	NV101456079	NMC600381
189	VAL #1002	NV101525018	NMC600382

190	VAL #1003	NV101456108	NMC600383
191	VAL #1004	NV101603869	NMC600384
192	VAL #1005	NV101454878	NMC600385
193	VAL #1006	NV101608925	NMC600386
194	VAL #1007	NV101457882	NMC600387
195	VAL #1008	NV101490766	NMC600388
196	VAL #1009	NV101755290	NMC600389
197	VAL #1010	NV101491106	NMC600390
198	VAL 205A	NV101548952	NMC662859
199	VAL 206A	NV101480169	NMC662860
200	VAL 207A	NV101547608	NMC662861
201	VAL 208A	NV101303434	NMC662862
202	VAL 221A	NV101304705	NMC662864
203	VAL 223A	NV101454639	NMC662865
204	VAL 225A	NV102520402	NMC662866
205	VAL 227A	NV101478899	NMC662867
206	VAL 229A	NV101301693	NMC662868
207	VAL 231A	NV101479591	NMC662869
208	VAL 233A	NV101302577	NMC662870
209	VAL 235A	NV101547229	NMC662871
210	VAL 290A	NV102521542	NMC662872
211	LONE TREE NO 100	NV101525645	NV101525645
212	LONE TREE NO 101	NV101456984	NV101456984
213	LONE TREE NO 102	NV101526938	NV101526938
214	LONE TREE NO 103	NV101491286	NV101491286
215	LONE TREE NO 104	NV101341888	NV101341888
216	LONE TREE NO. 200	NV101454275	NMC681251
217	LONE TREE NO. 202	NV101457596	NMC681253
218	LONE TREE NO. 203	NV101602410	NMC681254
219	LONE TREE NO. 204	NV101452277	NMC681255
220	LONE TREE NO. 205	NV101605841	NMC681256

 Table 27-2:Claimant: VEK/ANDRUS ASSOCIATES & Goldcorp Dee LLC

Claimant: GOLDCORP DEE LLC & VEK/ANDRUS ASSOCIATES Lessee: Goldcorp Dee LLC 38 Claims Humboldt County, Nevada
Claim Count	Claim Name	BLM Serial Number	BLM Legacy Number
1	VAL # 73	NV101454058	NMC298449
2	VAL # 74	NV101609240	NMC298450
3	VAL # 75	NV101451611	NMC298451
4	VAL # 76	NV101605860	NMC298452
5	VAL # 77	NV101452602	NMC298453
6	VAL # 78	NV101404509	NMC298454
7	VAL # 79	NV101609812	NMC298455
8	VAL # 80	NV101405658	NMC298456
9	VAL # 81	NV101606641	NMC298457
10	VAL # 82	NV101406701	NMC298458
11	VAL # 83	NV101495870	NMC298459

12	VAL # 84	NV101301810	NMC298460
13	VAL # 85	NV101491523	NMC298461
14	VAL # 86	NV101303230	NMC298462
15	VAL # 87	NV101492627	NMC298463
16	VAL # 88	NV101478200	NMC298464
17	VAL # 89	NV101607692	NMC298465
18	VAL # 90	NV101347014	NMC298466
19	VAL # 91	NV101602268	NMC298467
20	VAL # 92	NV102520872	NMC298468
21	VAL # 93	NV101347196	NMC298469
22	VAL # 94	NV101349299	NMC298470
23	VAL # 95	NV101601472	NMC298471
24	VAL # 96	NV101303501	NMC298472
25	VAL # 97	NV101479051	NMC298473
26	VAL # 98	NV101500025	NMC298474
27	VAL # 99	NV101508115	NMC298475
28	VAL #100	NV101610068	NMC298476
29	VAL #101	NV101340669	NMC298477
30	VAL #102	NV101602418	NMC298478
31	VAL #103	NV101452680	NMC298479
32	VAL #104	NV101603131	NMC298480
33	VAL #105	NV101451036	NMC298481
34	VAL #106	NV101603862	NMC298482
35	VAL #107	NV101456444	NMC298483
36	VAL #108	NV102521109	NMC298484
37	BIG MACK # 3	NV101609708	NMC650813
38	BIG MACK # 4	NV101303989	NMC650814

Table 27-3:Claimant: Larie K. Richardson, Lessee: Goldcorp Dee LLC
Claimant: Larie K. Richardson Lessee: Goldcorp Dee LLC 56 Claims Humboldt County, Nevada
Claim Count	Claim Name	BLM Serial Number	BLM Legacy Number
1	RAM #217	NV101780952	NMC506813
2	RAM #218	NV101495576	NMC506814
3	RAM #219	NV101752960	NMC506815
4	RAM #220	NV101522001	NMC506816
5	RAM #221	NV101607850	NMC506817
6	RAM #222	NV101523436	NMC506818
7	RAM #223	NV101604326	NMC506819
8	RAM #224	NV101525877	NMC506820
9	RAM #225	NV101602344	NMC506821
10	RAM #226	NV101524668	NMC506822
11	RAM #227	NV101601281	NMC506823
12	RAM #228	NV101495409	NMC506824
13	RAM #229	NV101477936	NMC506825
14	RAM #230	NV101495485	NMC506826

15	RAM #231	NV101460191	NMC506827
16	RAM #232	NV101756626	NMC506828
17	RAM #233	NV101605402	NMC506829
18	RAM #234	NV101349868	NMC506830
19	YEN # 37	NV101404341	NMC532272
20	YEN # 38	NV101452539	NMC532273
21	YEN # 39	NV101407127	NMC532274
22	YEN # 40	NV101602400	NMC532275
23	YEN # 41	NV101401788	NMC532276
24	YEN # 42	NV101609906	NMC532277
25	YEN # 43	NV101479156	NMC532278
26	YEN # 44	NV101492517	NMC532279
27	YEN # 45	NV102520427	NMC532280
28	YEN # 46	NV101493681	NMC532281
29	YEN # 47	NV101304216	NMC532282
30	YEN # 48	NV101494295	NMC532283
31	YEN # 49	NV101609446	NMC532284
32	YEN # 50	NV101496828	NMC532285
33	YEN # 51	NV101604635	NMC532286
34	YEN # 52	NV101490404	NMC532287
35	YEN # 53	NV101300975	NMC532288
36	YEN # 54	NV101497233	NMC532289
37	YEN # 55	NV101730896	NMC532290
38	YEN # 56	NV101601029	NMC532291
39	YEN # 57	NV101607357	NMC532292
40	YEN # 58	NV101478875	NMC532293
41	YEN # 59	NV101458201	NMC532294
42	YEN # 60	NV101340646	NMC532295
43	YEN # 61	NV101455113	NMC532296
44	YEN # 62	NV101341953	NMC532297
45	YEN # 63	NV101603738	NMC532298
46	YEN # 64	NV101452199	NMC532299
47	YEN # 65	NV101404208	NMC532300
48	YEN # 66	NV101340429	NMC532301
49	YEN # 67	NV101407801	NMC532302
50	YEN # 68	NV101340465	NMC532303
51	YEN # 69	NV101349924	NMC532304
52	YEN # 70	NV101453531	NMC532305
53	YEN # 71	NV101405052	NMC532306
54	YEN # 72	NV101456750	NMC532307
55	YEN # 72A	NV101341628	NMC603367
56	YEN # 71A	NV101349942	NMC603366

Table 27-4:Lone Tree Brooks Project, Claimant: Goldcorp Dee LLC

LONE TREE - BROOKS PROJECT
Claimant: Goldcorp Dee LLC 36 Claims Humboldt County, Nevada
Claim Count	Claim Name	BLM Serial Number	BLM Legacy Number
1	VG # 19	NV101491011	NMC397908
2	VG # 20	NV101780612	NMC397909
3	VG # 21	NV101495423	NMC397910
4	VG # 22	NV101759203	NMC397911
5	VG # 23	NV101496032	NMC397912
6	VG # 24	NV101493165	NMC397913
7	VG # 25	NV101302615	NMC397914
8	VG # 26	NV101492668	NMC397915
9	VG # 27	NV101347666	NMC397916
10	VG # 28	NV101758008	NMC397917
11	VG # 29	NV101300334	NMC397918
12	VG # 30	NV101752753	NMC397919
13	VG # 31	NV101305064	NMC397920
14	VG # 32	NV101547497	NMC397921
15	VG # 33	NV101348705	NMC397922
16	VG # 34	NV101479036	NMC397923
17	VG # 35	NV101347781	NMC397924
18	VG # 36	NV101756612	NMC397925
19	VG # 37	NV101458368	NMC397926
20	VG # 38	NV101455973	NMC397927
21	VG # 39	NV101303760	NMC397928
22	VG # 40	NV101601410	NMC397929
23	VG # 41	NV101496995	NMC397930
24	VG # 42	NV101547574	NMC397931
25	VG # 43	NV101495598	NMC397932
26	VG # 44	NV101451603	NMC397933
27	VG # 45	NV101605173	NMC397934
28	VG # 46	NV101452512	NMC397935
29	VG # 47	NV101605336	NMC397936
30	VG # 48	NV101540889	NMC397937
31	VG # 49	NV101459313	NMC397938
32	VG # 50	NV101480354	NMC397939
33	VG # 51	NV101495344	NMC397940
34	VG # 52	NV101477234	NMC397941
35	VG # 53	NV101495962	NMC397942
36	VG # 54	NV101491519	NMC397943

Table 27-5:Lone Tree Buffalo Mountain Project, Claimant: Goldcorp Dee LLC

LONE TREE - BUFFALO MOUNTAIN PROJECT
Claimant: Goldcorp Dee LLC 44 Claims Humboldt County, Nevada
Claim Count	Claim Name	BLM Serial Number	BLM Legacy Number
1	BUFFALO # 1	NV101605213	NMC175220
2	BUFFALO # 4	NV102521200	NMC175223
3	BUFFALO # 5	NV101479832	NMC175224
4	BUFFALO # 6	NV101492275	NMC175225
5	BUFFALO # 7	NV101479639	NMC175226
6	BUFFALO # 8	NV101460394	NMC175227
7	BUFFALO # 9	NV101498406	NMC175228
8	BUFFALO # 10	NV101503037	NMC175229
9	BUFFALO # 11	NV101403937	NMC175230
10	BUFFALO # 12	NV101602570	NMC175231
11	BUFFALO # 13	NV101302994	NMC175232
12	BUFFALO # 14	NV101605956	NMC175233
13	BUFFALO # 15	NV101349312	NMC175234
14	BUFFALO # 16	NV101759591	NMC175235
15	BUFFALO # 17	NV101300600	NMC175236
16	BUFFALO # 18	NV101544967	NMC175237
17	BUFFALO # 19	NV101400817	NMC175238
18	BUFFALO # 20	NV101602244	NMC175239
19	BUFFALO # 33	NV101731430	NMC175252
20	BUFFALO # 34	NV101529682	NMC175253
21	BUFFALO # 35	NV101457161	NMC175254
22	BUFFALO # 36	NV101457293	NMC175255
23	BUFFALO # 37	NV101479840	NMC175256
24	BUFFALO # 38	NV101492279	NMC175257
25	BUFFALO # 39	NV101522289	NMC175258
26	BUFFALO # 40	NV101605272	NMC175259
27	BUFFALO # 41	NV101606425	NMC175260
28	BUFFALO # 42	NV101343022	NMC175261
29	BUFFALO # 43	NV101781034	NMC175262
30	BUFFALO # 52	NV101755252	NMC264481
31	BUFFALO # 53	NV101493850	NMC264482
32	BUFFALO # 54	NV101755446	NMC264483
33	BUFFALO # 55	NV101459689	NMC264484
34	BUFFALO # 56	NV101342012	NMC264485
35	BUFFALO # 57	NV101497569	NMC264486
36	BUFFALO # 58	NV101459227	NMC264487
37	BG # 1	NV101344551	NMC402331
38	BG # 2	NV101497799	NMC402332
39	BG # 3	NV101459639	NMC402333
40	BVJV # 1	NV101460147	NMC576734
41	BVJV # 2	NV101342019	NMC576735
42	BVJV # 3	NV101497579	NMC576736
43	BVJV # 4	NV101458035	NMC576737
44	COW 19	NV101489629	NMC937406

Table 27-6:Lone Tree Patented Lands
			PATENTED LANDS LONE TREE HUMBOLDT COUNTY
				Patented Claims
APN	Name	MS	Sec	Qtr	T	R	Acres	Owner
07-0611-08	VAL 202	5079	14	SE	34N	42E	19.57	Goldcorp Dee LLC
07-0611-06	VAL 219	5079	14	NE	34N	42E	17.09	Goldcorp Dee LLC
07-0611-07	VAL 219A	5079	14	NE	34N	42E	1.02	Goldcorp Dee LLC
07-0611-03	VAL 220	5079	14	NE	34N	42E	10.3	Goldcorp Dee LLC
07-0611-05	VAL 221	5079	14	NE	34N	42E	20.65	Goldcorp Dee LLC
07-0611-02	VAL 222	5079	14	NE	34N	42E	10.47	Goldcorp Dee LLC
				Surface and Minerals
APN			Sec	Qtr	T	R	Acres	Owner
07-0381-21			1	Ptn SW	34N	42E	175.323	Goldcorp Dee LLC
07-0381-02			3	All	34N	42E	641.76	Goldcorp Dee LLC
07-0611-01			11	All	34N	42E	641.34	Goldcorp Dee LLC
07-0611-10			13	All	34N	42E	625.4	Goldcorp Dee LLC
07-0611-10			14	E2NE E2E2NESE	34N	42E		Goldcorp Dee LLC
07-0381-07			15	All	34N	42E	640	Goldcorp Dee LLC
07-0381-10			23	All	34N	42E	640	Goldcorp Dee LLC
				Surface Only
APN			Sec	Qtr	T	R	Acres	Owner
07-0391-02			12	S2N2NWNENW N2S2NWNENW	34N	42E	5.03	Goldcorp Dee LLC
				Minerals Only
APN			Sec	Qtr	T	R	Acres	Owner
07-0441-03			1	All	33N	41E	645.93	Goldcorp Dee LLC
07-0381-01			17	All	34N	42E	640	Goldcorp Dee LLC
07-0381-01			21	All	34N	42E	640	Goldcorp Dee LLC
				Leased
APN			Sec	Qtr	T	R	Acres	Owner
07-0381-15			31	All	34N	42E	310.4	BTF Properties

All Lone Tree properties including the Buffalo Mountain and Brooks project areas are controlled by Goldcorp Dee LLC, a wholly owned subsidiary of i-80 Gold Corp, as claimant, lessee or owner.

28.	APPENDIX B:VARIOGRAM MAPS

Figure 28-1:Variogram map of AuFA in Qal

Figure 28-2:Variogram Map of AuFA in Phv

Variogram Map - au_fa

N330
N15
N30
N60
N300
N285
270
N105
N120
N240
N210
N195
N150
N180
N0
180
N180
D90
N270
N90
270
Distance (ft)
Variogram : au_fa
N120
N210
N90
N105
N195
N180
N/A

Isatis

```
LT/5ft(newGeol(newgeol=2))
- Variable #1 : au_fa

Variogram Map ( UV UW VW  ) for au_fa
Variogram : in 6 direction(s)
D1  : N90
      Angular tolerance =  22.50
      Lag =  50.00ft, Count = 10 lags, Tolerance = 150.00%
D2  : N105
      Angular tolerance =  22.50
      Lag =  50.00ft, Count = 10 lags, Tolerance = 150.00%
D3  : N120
      Angular tolerance =  22.50
      Lag =  50.00ft, Count = 10 lags, Tolerance = 150.00%
D4  : N180
      Angular tolerance =  22.50
      Lag =  50.00ft, Count = 10 lags, Tolerance = 150.00%
D5  : N195
      Angular tolerance =  22.50
      Lag =  50.00ft, Count = 10 lags, Tolerance = 150.00%
D6  : N210
      Angular tolerance =  22.50
      Lag =  50.00ft, Count = 10 lags, Tolerance = 150.00%
```

AbaniSamal
Jul 20 2021   11:18:05
I80

Figure 28-3:Variogram Map of AuFA in Pem

Variogram Map - au_fa

N330
N15
N30
N60
N300
N285
270
u
v
N105
N120
N240
N210
N195
N180
N150
495.00
400.00
300.00
200.00
150.00
100.00
0.00
N180
N0
180
D90
N270
N90
Distance (ft)
Variogram : au_fa
N210
N120
N195
N180
N105
N90
N/A

Isatis

LT/5ft(newGeol(newgeol=3))
- Variable #1 : au_fa
Weight Variable: Au_Fa_GEOL3_Wt

AbaniSamal
Jul 20 2021 11:27:02
I80

Variogram Map (UV UW VW) for au_fa
Variogram : in 6 direction(s)

D1 : N90
Angular tolerance = 22.50
Lag = 50.00ft, Count = 10 lags, Tolerance = 150.00%

D2 : N105
Angular tolerance = 22.50
Lag = 50.00ft, Count = 10 lags, Tolerance = 150.00%

D3 : N120
Angular tolerance = 22.50
Lag = 50.00ft, Count = 10 lags, Tolerance = 150.00%

D4 : N180
Angular tolerance = 22.50
Lag = 50.00ft, Count = 10 lags, Tolerance = 150.00%

D5 : N195
Angular tolerance = 22.50
Lag = 50.00ft, Count = 10 lags, Tolerance = 150.00%

D6 : N210
Angular tolerance = 22.50
Lag = 50.00ft, Count = 10 lags, Tolerance = 150.00%

Figure 28-4:Variogram Map of AuFA in Pb

Figure 28-5:Variogram Map of AuFA in Ova

29.	APPENDIX C:VARIOGRAM MODELS

Figure 29-1:Variogram Model of Lithology code 1 (Qal)

Figure 29-2:Variogram Model of Lithology Code 2 (Phv)

Figure 29-3:Variogram Model of Lithology Code 3 (Pem)

Figure 29-4:Variogram Model of Lithology Code 4 (Pb)

Figure 29-5:Variogram Modle of Lithology Code 5 (Ova)